LEASE

DOLP 675 PROPERTIES II LLC

as Landlord,

to

LEV PHARMACEUTICALS, INC.,

as Tenant

Date: December 20, 2006

Premises:

675 Third Avenue

Room 2200-15

New York, New York 10017

Neither this draft lease, nor any other draft lease, nor any correspondence, writings, communications or other documents delivered or exchanged between Landlord and Tenant shall be deemed to be an offer or agreement to lease or to enter into a lease, on the terms set forth herein or otherwise and no lease, or agreement to lease, shall be binding on either party except and until as set forth in Section 32.11 of this draft.

EXHIBIT A	FLOOR PLAN
EXHIBIT B	WORK LETTER
EXHIBIT C	CLEANING SPECIFICATIONS
EXHIBIT D	RULES AND REGULATIONS
EXHIBIT D-1	RULES AND REGULATIONS FOR TENANT ALTERATIONS

EXHIBIT E	LIST OF APPROVED CONTRACTORS
EXHIBIT E-1	BUILDING STANDARDS
EXHIBIT F	FORM OF LETTER OF CREDIT
EXHIBIT G	SAMPLE INSURANCE CERTIFICATE
EXHIBIT H	LIST OF ADDITIONAL INSUREDS
EXHIBIT I	FORM AGREEMENT: RE LICENSING OF SPACE

INDENTURE OF LEASE, dated as of this 20th day of December, 2006, between DOLP 675 PROPERTIES II LLC, a Delaware limited liability company, with offices at 1155 Avenue of the Americas, New York, New York 10036 (hereinafter referred to as “Landlord” or “Owner”) and LEV PHARMACEUTICALS, INC., a Delaware corporation having offices at 122 East 42nd Street, Suite 1700, New York, New York 10168 (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

ARTICLE 1

PREMISES; TERM

1.1  Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the 22nd floor currently designated as Room 2200-15 (as shown by hatching on the floor plans annexed hereto as Exhibit A and made a part hereof) in the building known as 675 Third Avenue, hereinafter called the “Building,” in the Borough of Manhattan, City, County and State of New York, (herein called the “Premises” or the “Demised Premises”).

1.2  The Demised Premises are leased, together with the appurtenances, including without limitation the right to use in common with others, the lobbies, elevators and other public portions of the Building.

TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the term of five (5) years and one (1) month to commence on a date (the “Commencement Date”) which is the earlier to occur of:

(i)  the date the Demised Premises are substantially complete as provided in Section 2.2, or

(ii)  the date Tenant or anyone claiming by, under or through Tenant shall first occupy any part of the Demised Premises for any purpose including the preparation of the same for Tenant’s initial occupancy;

and to end on the last day of the calendar month preceding the month in which the fifth (5th) anniversary of the Rent Commencement Date (as hereinafter defined) of this Lease occurs (“Expiration Date”) unless the term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law, YIELDING AND PAYING the rents and additional rents hereinafter set forth, all on the covenants, conditions and agreements hereinbefore and hereinafter stated.

ARTICLE 2

COMMENCEMENT OF TERM

2.1  The term of this Lease (and, except as otherwise provided in Section 3.5 below, the payment of rent hereunder) shall commence on the Commencement Date.

2.2  A.The Demised Premises shall be deemed substantially complete when Landlord has substantially completed the work (the “Landlord’s Work”) required to be performed by Landlord for Tenant as provided for in the Work Letter which is attached hereto and made a part hereof as Exhibit B (the “Work Letter”). Tenant may inspect the Demised Premises and may provide Landlord with a list of minor or insubstantial details of construction, mechanical adjustment or decoration that were included in Landlord’s Work as set forth herein and remain to be completed (i.e., so called “punch list” items). For the purposes of this Article, the work to be done by Landlord shall be deemed substantially complete even though “punch list” items may not then have been completed. Landlord shall use reasonable efforts to complete such “punch list” items as soon as practicable thereafter. All building systems servicing the Demised Premises shall be in good working order as of the Commencement Date.

B.  If there is a delay in the substantial completion of Landlord’s Work for the Demised Premises, or any portion thereof, due to (a) any act or omission of Tenant, its contractors, sub-contractors, architects, space designers, agents or employees, as set forth in the Work Letter including, without limitation, delays due to changes in Landlord’s Work requested by or on behalf of Tenant or delays by Tenant in its submission of information, approving working drawings or estimates or giving authorizations or approvals, (b) any additional time for completion of such work which may be required because of the inclusion in such work of any additional work requested by or on behalf of Tenant which may hereinafter be referred to in this Lease or the Work Letter as “Additional Work” or (c) the noncompletion by Landlord of any work, whether in connection with the layout or finish of the Demised Premises or otherwise, which Landlord is not required to do by the terms hereof until after the Commencement Date; then the Demised Premises, or such portion, shall be deemed substantially complete and available for occupancy on the date when the Demised Premises or such portion would have been available but for such delay described in (a), (b) and (c) above even though work to be done by Landlord has not been commenced or completed. Any additional cost to Landlord to complete the Demised Premises occasioned by such delay shall be paid as additional rent upon demand. For the purposes of the preceding sentence “additional cost to Landlord” shall mean the total cost incurred in excess of the aggregate cost which Landlord would have incurred to complete the Demised Premises if there had been no such delay.

C.  The taking of possession of the Demised Premises shall be deemed an acceptance of the same by Tenant and shall be deemed substantial completion by Landlord of all of Landlord’s Work for the purposes of determining the Commencement Date. For the purposes of this Article, the work to be done by Landlord shall be deemed substantially complete even though minor details or adjustments which shall not materially interfere with Tenant’s use and occupancy of the Demised Premises may not then have been completed, but which work Landlord agrees, will thereafter be completed.

2.3  Promptly after the Commencement Date, Landlord and Tenant will execute an agreement, hereafter referred to as the “Commencement Date Agreement” stating among other things the Commencement Date and the Expiration Date of the term of this Lease. Tenant’s failure or refusal to sign the same shall in no event affect Landlord’s designation of the Commencement Date.

2.4  INTENTIONALLY OMITTED.

2.5  Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver possession of the Demised Premises on the Commencement Date. The Commencement Date shall not be postponed or delayed by reason of or arising out of delays occasioned by Tenant as described herein and/or in the Work Letter. Tenant agrees that the provisions of this Article and Article 3 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

ARTICLE 3

RENT

3.1  During the term of this Lease, Tenant covenants and agrees to pay to Landlord a fixed minimum rent (the “Fixed Rent”) in lawful money of the United States, at an annual rate of:

(i)
One Hundred Eighty-Six Thousand Six Hundred Seventy Dollars and 00/100 ($186,670.00) per annum ($15,555.83 per month) from the Commencement Date through the last day of the month preceding the month in which the second (2nd) anniversary of the Rent Commencement Date occurs;

(ii)
One Hundred Ninety-Three Thousand Four Hundred Fifty-Eight Dollars and 00/100 ($193,458.00) per annum ($16,121.50 per month) from the first day of the month in which the second (2nd) anniversary of the Rent Commencement Date occurs through the Expiration Date.

Fixed Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease by wire transfer pursuant to the following wiring instructions: ________________________________ or such other wiring instructions as Landlord may designate, without any setoff or deduction whatsoever, the first installment to be paid on the delivery of this Lease.

All Fixed Rent and additional rent payable under this Lease shall be paid by wire as set forth above. Failure to pay Fixed Rent and/or additional rent by such wire transfer shall be deemed a material default by Tenant under this Lease.

3.2  All rent other than Fixed Rent, and all costs, charges, sums and expenses which Tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease shall be deemed “additional rent” or “Additional Rent” which Tenant covenants to pay when due. In the event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of Fixed Rent. All rent shall be payable by Tenant to Landlord without offset, reduction, counterclaim and/or deduction. The Fixed Rent and additional rent are sometimes referred to collectively herein as “rent”.

3.3  If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control, federal, state or local law, regulation, proclamation or other legal requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time, during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall promptly pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) rentals which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.

3.4  If any installment of Fixed Rent or additional rent is not paid when due, Tenant shall also pay Landlord interest thereon from the due date until paid at two percent (2%) per annum above the then Prime Rate as most recently published in The Wall Street Journal Eastern Edition (or, in the event that The Wall Street Journal fails to publish such rate, such other publication as Landlord shall designate in its sole discretion) (such published rate being herein called the “Prime Rate”; and the Prime Rate plus two percent (2%) per annum being herein called the “Interest Rate”). The term “rent” shall include all Fixed Rent, additional rent or other charges payable under this Lease, for nonpayment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent. Notwithstanding anything in this Lease to the contrary, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any amounts owed by Tenant pursuant to the first sentence of this Section 3.4 without being obligated to give Tenant any prior notice that such amounts are due. If Tenant shall be more than ten (10) days late in making any payment due under this Lease more than three (3) times in any twelve (12) month period, Landlord shall in addition to the remedies provided for in this Section 3.4, be entitled to demand from Tenant, and Tenant agrees promptly to deposit with Landlord, additional cash lease security in the amount of one (1) month’s then current annual Fixed Rent, to be held and applied in accordance with the terms of Article 29 hereof.

3.5  Anything to the contrary provided for hereinabove notwithstanding, so long as Tenant shall not be in default of any of the terms and provisions of this Lease beyond any applicable notice or cure periods, Tenant shall not be obligated to pay the Fixed Rent provided for above in the amount of Fifteen Thousand Five Hundred Fifty-Five Dollars and 83/100 ($15,555.83) per month for a period of one (1) month beginning on the Commencement Date. The date following the last day of such one month period shall be referred to as the “Rent Commencement Date”. Tenant shall, however, continue to be obligated during such period to pay the electric charges and all additional rent (including, but not limited to, additional rent payable under Article 4 and Article 7 hereof) and other charges payable by Tenant hereunder in accordance with the terms of this Lease commencing on the Commencement Date.

ARTICLE 4

ADJUSTMENT OF RENT, ESCALATION

4.1  Tenant shall pay additional rent as in this Article provided to reflect the decrease or increase in Landlord’s expenses incurred in operating the Building. Landlord shall have all of the rights and remedies for Tenant’s failure to pay additional rent under this Article as Landlord has for Tenant’s failure to pay Fixed Rent.

A.  For the purposes of this Article:

(1)  “Base Tax” shall mean the Taxes, as finally determined, for the Base Tax Year.

(2)  “Base Tax Year” shall mean the fiscal year July 1, 2006 to June 30, 2007, inclusive.

(3)  “Tax Year” shall mean each successive New York City real estate fiscal year commencing on July 1st and expiring on June 30th. If the present use of July 1 to June 30 real estate tax year shall change, then such changed tax year shall be used with appropriate adjustment for the transition.

(4)  “Taxes” shall mean (a) the product of the total assessed valuation (all references in this Article to “assessed valuation” shall be deemed to refer to the lesser of the so-called transitional value assessed valuation and the actual assessed valuation) of the land on which the Building is located (the “Land”) and the Building of which the Demised Premises are a part (without taking into consideration any abatement, exemption and/or deferral applicable to such Land and Building, for any Tax Year multiplied by the applicable real estate tax rate for such Tax Year plus (b) any assessments, special and extraordinary assessments, and government levies imposed upon or with respect to the Land and Building, including without limitation business improvement district charges (exclusive of any abatements, exemptions and/or deferrals and (c) any franchise, income, profit, value added, use, or other tax imposed in addition to, in whole or partial substitution for, or in lieu of an increase (in whole or part) in such real estate taxes, whether due to a change in the method of taxation or otherwise - (exclusive of any abatements, exemptions and/or deferrals, it being understood and agreed that the portion of the Taxes so computed hereunder may be a different amount than the real estate taxes actually payable by Landlord in any Tax Year because of any such abatements, exemptions and/or deferrals. Taxes also shall include the reasonable expenses, including payments to attorneys, experts and appraisers, incurred by Landlord in connection with any application, proceeding or settlement wherein Landlord obtains or seeks to obtain a reduction in the assessed valuation and/or a reduction in, or refund of, Taxes. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

(5)  “Tenant’s Tax Percentage” shall mean for purposes of this Lease and all calculations in connection therewith One and Sixty-Three Thousandths percent (1.063%).

B.  (1) Tenant shall pay to Landlord as additional rent for each Tax Year during the term of this Lease an amount equal to Tenant’s Tax Percentage of the amount by which the Taxes in each such Tax Year exceed the Base Tax (“Tenant’s Tax Payment”). Landlord shall make reasonable estimates of Tenant’s Tax Payment with respect to any current or forthcoming Tax Year and Tenant shall be required to pay such estimated amounts in such installments and amounts as Landlord may require, in advance, on the first day of each month, based upon delivery of an “Estimated Tax Statement”. If there shall be any increase in Taxes for any Tax Year, prior to or during such Tax Year, Landlord may deliver to Tenant a revised Estimated Tax Statement, and Tenant’s Tax Payment for such Tax Year shall be appropriately adjusted. In the event of any increase in Taxes, Tenant shall, within thirty (30) days of rendition of such revised Estimated Tax Statement, pay to Landlord the amount of any underpayment of Tenant’s Tax Payment with respect to such Tax Year. In the event of any decrease in Taxes for any Tax Year for which Tenant has made a Tenant’s Tax Payment, Landlord shall either pay to Tenant, or at Landlord’s election, credit against subsequent payments of Tenant’s Tax Payment, the amount of any overpayment (less Tenant’s Tax Percentage of all reasonable costs and expenses, including reasonable counsel fees, incurred by Landlord in connection with any application or proceeding to reduce such Taxes). At any time after, during or prior to the end of each Tax Year, Landlord shall cause the actual amount of Tenant’s Tax Payment to be computed and a “Final Tax Statement” to be given to Tenant. If such Final Tax Statement shall show a deficiency, Tenant shall pay such amount to Landlord within thirty (30) days; if it shall show that Tenant has made an overpayment, Landlord shall either pay to Tenant, or at Landlord’s election, credit against subsequent payments of Tenant’s Tax Payment, the amount of such overpayment. Notwithstanding the foregoing, if Taxes are required to be paid prior to the expiration of the appropriate calendar half or any other applicable fiscal period or the expiration of any Tax Year to avoid a penalty or late charge, then Landlord may immediately elect to bill Tenant for its above specified percentage of any increase in Taxes in excess of the Base Tax with respect to such calendar half or any other applicable fiscal period or Tax Year, as the case may be, and Tenant shall pay same within twenty (20) days thereafter. Any decrease in rent under this Section 4B can be applied only to reduce prior increases under this Section 4B.

(2)  The Final Tax Statements furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Taxes for the periods represented thereby, unless (a) the Taxes for any such period are subsequently reduced by tax certiorari proceedings or otherwise (in which event the Final Tax Statement for such adjusted Taxes shall be conclusive and binding, subject to subsection (b) of this Section), or (b) Tenant, within fifteen (15) days after they are furnished, shall give a notice to Landlord that it disputes the accuracy or appropriateness of any of same, which notice shall specify the particular respects in which the disputed Final Tax Statement is inaccurate or inappropriate. Pending the resolution of such dispute, Tenant shall pay Tenant’s Tax Percentage of the Taxes to Landlord in accordance with the Estimated Tax Statements and/or Final Tax Statements furnished by Landlord. Tenant shall have the right to receive a copy of any tax bill or statement from the applicable taxing authority upon which the disputed Final Tax Statement is based within twenty (20) days after demand therefor. Tenant may not dispute Estimated Tax Statements.

(3)  If the Commencement Date is not the first day of a Tax Year or if the date of expiration or termination of this Lease (except for termination for Tenant’s default), whether or not same is the Expiration Date or another date prior or subsequent thereto, is not the last day of a Tax Year, then Tenant’s Tax Payment shall be prorated based upon the number of days of the applicable Tax Year within the term. With respect to the year in which the term of this Lease expires or terminates, such pro rata portion shall become immediately due and payable by Tenant to Landlord, if it has not theretofore already been paid, and Landlord, as soon as reasonably practicable, shall cause the annual statements of the Taxes for that Tax Year to be prepared and furnished to Tenant. Landlord and Tenant thereupon shall make appropriate adjustments of all amounts then owing.

C.  From and after the Commencement Date, Tenant shall pay to Landlord as Additional Rent, in lieu of an operating expense escalation, the amounts (“Tenant’s Operating Payment”) set forth below. Tenant’s Operating Payment shall be due and payable, together with the Fixed Rent due hereunder, in equal monthly installments in advance on the first (1st) day of each month of the Term.

Period	Tenant’s Operating Payment Per Annum

Lease Year 1	$0.00
Lease Year 2	$3,733.40
Lease Year 3	$7,677.23
Lease Year 4	$11,699.93
Lease Year 5	$15,803.09

D.  INTENTIONALLY OMITTED.

E.  Landlord’s failure to render a statement with respect to any additional rent due pursuant to this Article 4 shall not prejudice Landlord’s right to render such a statement retroactively respecting such additional rent and/or with respect to any subsequent payment of additional rent. The obligations of Tenant under the provisions of this Article with respect to any additional rent due shall survive the expiration or sooner termination of the term.

F.  The computations of additional rent under this Article 4 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building. In no event shall the Fixed Rent under this Lease be reduced by virtue of this Article 4.

ARTICLE 5

USE

5.1  Tenant shall use and occupy the Demised Premises for executive and general offices and for no other purpose. Tenant will not at any time use or occupy the Demised Premises, or permit same to be used or occupied in violation of the certificate of occupancy for the Building.

5.2  The use of the Demised Premises for the purposes specified in Section 5.1 shall not include:

(1)  the sale to the public of any products kept in the Demised Premises, or any demonstrations to the public, or the sale (whether by persons or by vending machines) of alcoholic beverages, candy, cigarettes, cigars, tobacco, narcotics or other controlled or prohibited substances, newspapers, magazines, beverages, or similar items,

(2)  the rendition of medical, psychological, or therapeutic services;

(3)  the conduct of an auction;

(4)  the conduct of any gambling activities, or any political activities, or any religious activities, or of an employment agency;

(5)  offices of a governmental agency, or government (including, without limitation, an autonomous governmental corporation or any entity having governmental immunity), or a diplomatic or trade mission;

(6)  the operation of any school or college; or

(7)  any use prohibited by the Rules and Regulations attached hereto and made a part hereof as Exhibit D.

5.3  Tenant shall not use, occupy, suffer or permit the Demised Premises (or any part thereof) to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would, in Landlord’s reasonable judgment, (a) make unobtainable at standard rates from any reputable insurance company authorized to do business in New York State any fire insurance with extended coverage or liability, elevator, boiler, umbrella, terrorism, environmental, or other insurance, (b) cause, or be likely to cause, injury or damage to the Building or to any Building equipment or to the Demised Premises, (c) constitute a public or private nuisance, (d) violate any certificate of occupancy in the Building, (e) emit objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors into or from the Building or the Building equipment, or (f) impair or interfere with any of the Building services, including the furnishing of electrical energy, or the proper and economical cleaning, heating, ventilating, air conditioning or other servicing of the Building, Building equipment, or the Demised Premises.

5.4  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in (or any subtenant’s business) or occupancy of the Demised Premises, then Tenant, at its sole expense, shall procure and thereafter maintain (or cause to be maintained) such license or permit and submit the same to Landlord for inspection upon Landlord’s request. Tenant shall comply with the terms and conditions of each such license and/or permit.

5.5  Except only as otherwise expressly provided in Section 8.8 hereof, no licensing of desk space shall be permitted.

5.6  Tenant represents, warrants and covenants that neither Tenant nor any of its executive officers, members of its board of directors or controlling shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA PATRIOT ACT (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

5.7  Subject to the Rules and Regulations (including, without limitation, Building security procedures), Tenant shall have access to and use of the Demised Premises twenty-four (24) hours per day and three hundred sixty-five (365) days per year.

ARTICLE 6

SERVICES AND EQUIPMENT

6.1  So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

A.  Provide elevator service during business hours on business days. As used in this Lease, the term “business days” means Monday through Friday exclusive of holidays, and the term “business hours” means 8:00 A.M. to 6:00 P.M. At all times other than during business hours on business days, only one elevator shall be on call to the Demised Premises and to other tenants of the Building.

B.  Maintain and keep in good order and repair the central heating, ventilating and air-conditioning system installed by Landlord. The aforesaid system will be operated by Landlord during business hours on business days.

C.  Provide Building standard cleaning services to the Demised Premises and public portions of the Building on business days. The Cleaning Specifications are annexed hereto and made a part hereof as Exhibit C. If any space may, under the terms of this Lease, be used for the consumption of food, such space will receive only Exhibit C office space cleaning specifications, and Tenant shall have such space periodically exterminated.

D.  Furnish water for ordinary lavatory, drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes (including without limitation for a dishwasher), Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

6.2  Holidays shall be deemed to mean all Federal holidays, State holidays and Building Service Employees Union Contract holidays.

6.3  Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 6 or elsewhere under this Lease or otherwise to interrupt, curtail or suspend any services provided to the Demised Premises when the necessity therefor arises by reason of required maintenance, repairs, alterations, improvements, accident, labor dispute, riot, war, insurrection, terrorism, bioterrorism, emergency, casualty, shortages of labor or materials, mechanical breakdown, Acts of God, or when required by any law, order or regulation of any federal, state, county or municipal authority, or by reason of alterations or improvements deemed necessary or desirable by Landlord for the benefit of the Building or any portion(s) thereof, or for any other cause beyond the reasonable control of Landlord. Landlord shall exercise good faith to complete all required repairs or other necessary work so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall Tenant be entitled to terminate this Lease or to claim an actual or constructive eviction in whole or in part.

6.4  Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant except normal office trash, and Tenant shall pay all bills therefor when rendered.

6.5  Tenant acknowledges that the Demised Premises contain one supplemental air conditioning unit and associated equipment (collectively, the “Existing A/C Unit”). Landlord makes no representations as to the condition of the Existing A/C Unit, if any, and Tenant shall accept the same in “as is” condition. Notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility whatsoever to maintain and/or repair the Existing A/C Unit, which shall be Tenant’s sole obligation and responsibility. Tenant shall also be responsible for permit fees for the Existing A/C Unit. Tenant’s installation of any new or additional air conditioning or ventilation units shall be subject to Landlord’s prior written approval as well as to all other applicable terms and conditions of this Lease, including without limitation Section 6.7 of this Lease. All electricity used in connection with the operation of the Existing A/C Unit shall be provided in accordance with, and subject to all of the terms, covenants and conditions contained in, Article 7 hereof.

6.6  If Tenant shall require HVAC service at any time other than during business hours on business days, Landlord shall furnish such service (herein called “after-hours air-conditioning service”) upon advance written notice from Tenant as specified below and Tenant shall pay Landlord’s then established charges therefor on Landlord’s demand as additional rent. If Tenant shall not pay the same, Tenant shall also pay interest thereon at the then Interest Rate. Requests for after-hours air-conditioning service shall be submitted in writing to the Building manager, by a person designated by Tenant as authorized to make such requests, before 1:00 P.M. on a non-holiday weekday for such weekday and at least thirty-six (36) hours prior to a holiday or weekend. Landlord’s currently established charges for such after-hours air-conditioning service are as follows: air conditioning -- $250.00 per hour and heat -- $250.00 per hour, and are subject to increase.

6.7  Notwithstanding anything in this Lease to the contrary, Landlord agrees that in the event that Tenant requires additional heating, ventilation and air-conditioning in the Demised Premises, and Landlord, upon Tenant’s request therefor, consents to the installation of a system in the Demised Premises to provide such additional heating, ventilating and air-conditioning, then and in such event, Tenant may install, and Landlord consents to the installation of, at Tenant’s own cost and expense in accordance with, and subject to, the applicable provisions of this Lease (including, without limitation, Article 13 hereof) an additional heating, ventilating and air-conditioning system (hereinafter referred to as the “Supplemental Air-Conditioning System”). The costs of installation (including, without limitation, connection to any condenser water source), maintenance and operation of the Supplemental Air-Conditioning System shall be borne by Tenant, and Tenant shall be responsible for the design and installation of its own condenser water pumps, capable of delivering the required flow to Tenant’s equipment. Tenant (or at Landlord’s option, Landlord) shall install, at Tenant’s sole cost and expense, valved outlets into the condenser water riser, the cost of which valves are to be paid for by Tenant. Whenever Tenant shall make a connection to any condenser water source, Tenant shall also leave additional valved outlets of a size, and in such locations, to be determined by Landlord. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air-Conditioning System shall (a) be subject to Landlord’s prior written approval, (b) comply with Landlord’s reasonable requirements as to installation, maintenance and operation, and (c) comply with all other terms, covenants and conditions of this Lease applicable thereto. Landlord shall have no liability or responsibility whatsoever for any interruption in service of the Supplemental Air-Conditioning System (if any) for any cause whatsoever, nor shall any such interruption be construed as an actual or constructive eviction of Tenant, or entitle Tenant to any abatement of Fixed Rent or additional rent, or relieve or release Tenant from any of its obligations under this Lease. Tenant agrees to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper connection, functioning and protection of the Supplemental Air-Conditioning System.

Landlord shall furnish, if required and to the extent available, condenser water for Tenant’s Supplemental Air-Conditioning System at a charge of Six Hundred Thirty Dollars and 00/100 ($630.00) per ton per year. If after the date of this Lease, the cost to Landlord of furnishing condenser water for such Supplemental Air-Conditioning System shall be increased, then the aforesaid charge to Tenant shall be increased to reflect the amount of the increased cost to Landlord.

ARTICLE 7

ELECTRIC

7.1  A. So long as Tenant shall not be in default beyond applicable notice and cure periods under this Lease, Landlord shall furnish to the Demised Premises, through the existing transmission facilities installed by Landlord in the Building, alternating electric current in such reasonable quantity as may be now required for Tenant’s ordinary use of the Demised Premises for the purposes herein specified. Such electric current shall be measured by meter or meters provided and installed by Landlord at such location or locations as Landlord shall select and Tenant shall pay monthly to Landlord such amounts (which shall be computed by using the Electric Rates, as hereinafter defined), paid by Landlord plus (as an administrative fee) an additional five percent (5%) of such computed amount as may be billed by Landlord to Tenant therefor on the basis of Tenant’s consumption of alternating current in the Demised Premises. If Tenant shall fail to pay any such amount within twenty (20) days after billing, Tenant shall pay Landlord interest thereon at the then Interest Rate until such bill shall be fully paid plus any of Landlord’s reasonable attorneys’ fees, costs and expenses paid or incurred in collecting on such bill(s). Landlord and its agents shall be permitted access to the electric closets and the meters. Tenant shall supply, at Tenant’s cost, adequate electric lighting and electric power to Landlord or Landlord’s contractors to clean or make repairs in the Demised Premises.

7.2  Tenant’s use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installation serving the Demised Premises; in furtherance thereof, Tenant’s connected electrical load in the Demised Premises shall at no time exceed 4.0 watts per usable square foot without Landlord’s prior written approval. Tenant understands that if the connected load exceeds 4.0 watts per usable square foot in any area, the HVAC system will not be able to perform within the limits specified therefor in Exhibit E-1 attached hereto and made a part hereof, and Landlord shall have no responsibility or liability on account thereof. Any additional risers or risers required by Tenant to supply Tenant’s electrical requirements and all other equipment proper and necessary in connection therewith, upon request of Tenant, will be installed by Landlord, at Tenant’s sole cost and expense, if in Landlord’s judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Rigid conduit only will be allowed. In order that personal safety and property of Landlord and the tenants and occupants of the Demised Premises and the Building may not be imperiled by the over taxing of the capacity of the electrical distribution system of the Demised Premises or the Building, and to avert possible adverse effect upon the Building’s electrical system, Tenant shall not, without prior consent of Landlord, make or perform or permit any changes in or alterations to wiring installations or other electrical facilities in or serving the Demised Premises (as such installations or facilities shall be indicated by the final electrical plans submitted by Tenant to Landlord in connection with the initial construction of the Demised Premises) or any additions to the electric fixtures, business machines or office equipment or appliances (other than personal desktop computers, desktop fax machines, desktop copiers and similar low energy consuming office machines) in the Demised Premises which utilize electrical energy. Any such alterations or changes performed by Tenant shall be in compliance with all codes and legal requirements. Should Landlord grant such consent, all additional risers, wiring or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as additional rent within ten (10) days after being billed therefor. Landlord’s approval of any electrical alterations or changes shall not be deemed a representation that the same comply with applicable codes or other legal requirements. Landlord, its agents and engineers and consultants may survey the electrical fixtures, appliances and equipment in the Demised Premises and Tenant’s use of electrical energy therein from time to time to determine whether Tenant is complying with its obligations under this Article.

7.3  A.Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant’s requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord’s gross negligence or willful misconduct, and then only after prior actual notice has been given to Landlord as provided in Article 24.

B.  In addition to the foregoing, Landlord shall have the right on fifteen (15) days’ prior notice to Tenant (whenever possible) to “shut down” electrical energy to the Demised Premises when necessitated by the need for repairs, alterations, connections or reconnections, with respect to the Building electrical system (singularly or collectively, “Electrical Work”), regardless of whether the need for such Electrical Work arises in respect of the Demised Premises, any other tenant space, or any Building common areas. Landlord may not, however, shut down Tenant’s electrical energy for such Electrical Work during business hours unless such Electrical Work shall be required because of an emergency or required by the electric energy provider servicing the Building. Landlord shall have no liability to Tenant for any loss, damage, or expense which Tenant may sustain due to such “shut down” or Electrical Work.

7.4  The term “Electric Rates” shall be deemed to mean the rates at which Landlord purchases electrical energy from the utility company or other provider supplying electrical service to the Building, including any surcharges or charges incurred, or utility taxes or sale taxes or other taxes payable by or imposed upon Landlord in connection therewith, or increase thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto. Landlord and Tenant acknowledge that they understand that the electric rates, charges, taxes and other costs may be changed by virtue of peak demand, time-of-day rates, or other methods of billing, and that the foregoing reference to changes in methods or rules of billing is intended to include any such change.

7.5  Provided that Landlord does not act in a discriminatory manner towards Tenant, Landlord reserves the right to terminate the furnishing of electrical energy at any time, upon thirty (30) days’ notice to Tenant unless such notice is not feasible under the circumstances, in which event Landlord will give Tenant such reasonable notice as is possible. If Landlord shall so discontinue the furnishing of electrical energy, (a) Tenant shall arrange to obtain electrical energy directly from the utility company or other provider furnishing electrical energy to the Building, (b) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent that they are available, suitable and safe, (c) from and after the effective date of such discontinuance Landlord shall not be obligated to furnish electric energy to Tenant, (d) such discontinuance shall be without liability of Landlord to Tenant, and (e) if Landlord shall discontinue the furnishing of electrical energy as a result of any legal requirement or insurance requirement, Landlord shall, at Tenant’s expense, install and maintain at locations in the Building selected by Landlord any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the utility company or other provider supplying the same. Landlord, at its option, before commencing any work to be paid for by Tenant hereunder or at any time thereafter, may require Tenant to furnish to Landlord such security, whether by surety bond issued by a corporation satisfactory to Landlord, in form and amount and licensed to do business in New York State or otherwise, as Landlord shall deem necessary to assure the payment for such work by Tenant.

7.6  In the event that any tax shall be imposed upon Landlord’s receipts from the sale, use or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed onto, included in the bill of, and paid by Tenant if and to the extent not prohibited by law.

7.7  Landlord may, at Landlord’s option, furnish and install all replacement lighting, tubes, lamps, starters, bulbs and ballasts required in the Demised Premises and Tenant shall pay to Landlord (or its designated contractor) upon demand the then established charges therefor as additional rent on demand.

ARTICLE 8

ASSIGNMENT, SUBLETTING, MORTGAGING

8.1  A. Tenant or its legal representatives will not by operation of law or otherwise, assign (in whole or in part), mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. The consent by Landlord to any assignment or subletting, whether by Tenant or any other tenant in the Building, shall not be a waiver of or constitute a diminution of Landlord’s right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Landlord’s express written consent to any other or further assignment or subletting. Such reasonable attorneys’ fees as may be incurred by Landlord in connection with Tenant’s request for consent to an assignment or subletting shall be paid by Tenant.

B.  If Tenant or its legal representatives desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall promptly notify Landlord in writing of its desire to assign or sublet. Upon obtaining a proposed assignee or subtenant upon acceptable terms, Tenant shall submit to Landlord in writing:

(i)	the name and address of the proposed assignee or sublessee;

(ii)	the terms of the proposed assignment or sublease;

(iii)	the nature and character of the business which the proposed assignee or sublessee will conduct in the Demised Premises;

(iv)
if the proposed assignee or sublessee is a non-publicly corporation, the names and addresses of all directors and officers thereof and the names and addresses of each stockholder who or which has beneficial ownership of twenty percent (20%) or more of the proposed assignee or sublessee entity, setting forth for each such stockholder his, her or its percentage of such beneficial ownership; if a partnership, joint venture or other business or unincorporated association, the name and address of each general partner (and limited partner, if any), joint venturer or member thereof, who or which has beneficial ownership of twenty percent (20%) or more of the proposed assignee or sublessee entity, setting forth for each such general partner, limited partner, joint venturer and member his, her or its percentage of such beneficial ownership;

(v)
a complete financial statement (not more than 12 months old), for the proposed assignee or sublessee, certified by certified public accountants regularly employed by the proposed assignee or sublessee, together with a more current interim financial statement for the proposed assignee or sublessee, if available;

(vi)
the names and business experience of the management level personnel of the proposed assignee or sublessee who will be active in the actual day to day operation of the business to be continued in the Demised Premises by the proposed assignee or sublessee and their respective percentages of beneficial ownership in the proposed assignee or sublessee;

(vii)	an executed copy of the proposed assignment or sublease (which is conditioned upon Landlord’s rights and consent as provided in this Article 8); and

(viii)	any other information concerning the assignment or sublease which Landlord may reasonably request.

Landlord shall have the option to be exercised within thirty (30) days from the submission of the aforesaid information: (i) to cancel this Lease with respect to the space to be sublet for the duration of the proposed sublease; or (ii) to require Tenant to execute and deliver an assignment or sublease to Landlord (or its designee) upon the same terms as submitted by Tenant to Landlord, except that Landlord shall have the unrestricted right to assign or sublet and/or alter the space. In the event of a proposed assignment, or of a proposed sublease which, in the aggregate with all other subleases, demises fifty percent (50%) or more of the Demised Premises, Landlord shall have the further option to be exercised within the said thirty (30) day period, to cancel and terminate this Lease effective on the date of Tenant’s proposed assignment or sublease, in which event this Lease and the term hereof shall expire and terminate on that date as if it were the date herein fixed for the termination and expiration of the term of this Lease. Tenant may not assign all or any part of this Lease, nor sublet all or any part of the Demised Premises, if Tenant is in monetary or material non-monetary default beyond any applicable notice and grace periods under this Lease. In addition, Tenant may not request Landlord to consider and/or approve any proposed assignment or subletting if Tenant is in default under this Lease. In the event that Tenant proposes to sublet a portion of the Demised Premises, such portion must be configured in such a way that it may be legally separated from the balance of the Demised Premises with direct access to the elevators, stairs and restrooms on the floor on which the space is located, and if Landlord exercises either of its options set forth above in this paragraph as to such space, then at Landlord’s option, either (a) Landlord, at Tenant’s expense, shall perform such alterations as shall be required in order to so separate such space from the balance of the Demised Premises and to provide such access to such portions of the floor in question or (b) prior to the date on which Tenant’s proposed sublease would have commenced, Tenant, at its expense, shall perform such alterations (it being understood that such alterations shall be subject to all of the terms and conditions of this Lease, including without limitation Article 13). Landlord shall have no obligation to restore any such alterations.

C.  If Tenant has complied with the provisions of Section 8.1B and Landlord has not exercised either of its foregoing options within the time set forth above, its consent to the proposed assignment or subletting shall not be unreasonably withheld; provided, however, that it may withhold consent thereto if in the reasonable exercise of its judgment it determines that:

(1)  The financial condition and general reputation for good character of the proposed assignee or sublessee are insufficient or not consistent with the obligation and responsibility undertaken by the proposed assignment or sublease; or

(2)  The proposed business to be conducted in the Demised Premises is not appropriate for the Building or in the keeping with the character of the existing tenancies or permitted by this Lease, or the use is not expressly permitted by this Lease; or

(3)  The nature of the occupancy of the proposed assignee or sublessee will cause a greater density of employees or traffic or make greater demands on the Building’s services or facilities than that made by Tenant; or

(4)  Tenant has made assignments or sublettings which have changed the configuration of the Demised Premises; or

(5)  Tenant proposes to assign or sublet to one who at the time is a tenant (or subsidiary or affiliate of a tenant) or to a person in possession of premises in the Building, or another building owned by Landlord or the managing agent of the Building or an entity affiliated with Landlord or the entity managing the Building or to one with whom Landlord is negotiating for a lease or sublease for space in any building owned by Landlord or an entity affiliated with Landlord; or

(6)  The assignee or sublessee shall have or enjoy diplomatic immunity; or

(7)  Such proposed subletting would result in the Demised Premises being divided; or

(8)  Any combination of the foregoing conditions exist.

8.2  If this Lease shall be assigned or sublet in accordance with this Article, such assignee or sublessee shall not be permitted to further assign or sublet in whole or in part.

8.3  If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sublessee or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

8.4  Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent and additional rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

8.5  Notwithstanding any provision of this Lease to the contrary, fifty percent (50%) of any rentals and/or consideration paid or payable by the assignee or sublessee in excess of the rentals (pro-rated on a square foot basis if the sublease is for less than all of the Demised Premises) reserved and/or payable under this Lease shall be paid by Tenant as and when received by Tenant to Landlord as additional rent, deducting from such excess, the reasonable expenses proven to have been incurred by Tenant in effecting the assignment or sublease, appropriately pro rated (if a sublease) over the term of the sublease. Said reasonable expenses shall include, but not be limited to, brokerage fees, attorneys’ fees and disbursements, advertising costs, reasonable concessions to the assignee or sublessee, including, without limitation, free rent or work contributions to the assignee or subtenant, and the costs incurred in connection with alterations, decorations and installations made by Tenant pursuant to its subject assignment or sublease to prepare the space for occupancy by the assignee or sublessee.

8.6  Anything herein contained to the contrary notwithstanding:

(1)  Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then Building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

(2)  A transfer of fifty percent (50%) or greater interest (whether stock, partnership or otherwise) of Tenant, or any permitted sublessee or assignee of this Lease, shall not be deemed to be an assignment of this Lease or such sublease under this Article 8 unless such transfer has no valid business purpose and is only being made to circumvent the provisions of this Article 8, in which event such transfer shall be deemed to be assignment of this Lease or such sublease.

(3)  Notwithstanding anything to the contrary contained herein, Tenant may, without the consent of Landlord, (A) sublet the Demised Premises or any part thereof or assign this Lease to any Subsidiary, Parent Company or Affiliate of Tenant (as such terms are defined below) or (B) assign this Lease to any successor by merger or consolidation or to a purchaser of all or substantially all of Tenant’s assets or shares of interest in its general partner (such successor or purchaser being herein called a “Successor”), but only if (x) in the case of an assignment to a Successor, such Successor has a net worth (exclusive of intangibles, including, but not limited to, good will) on the date immediately following the effective date of such assignment computed in accordance with generally accepted accounting principles equal to or greater than the average net worth of Tenant (exclusive of intangibles, including, but not limited to, good will) during the twelve (12) month period immediately prior to the effective date of said assignment computed in accordance with generally accepted accounting principles, which in each case shall be evidenced by certified financial statements prepared by the party’s respective independent certified public accountants and (y) in the case of a merger, consolidation or transfer of assets, such merger, consolidation or transfer of assets is not effected for the primary purpose of transferring this Lease. For purposes of this Section, a “Subsidiary”, “Parent Company” and “Affiliate” of Tenant shall mean the following: (a) “Subsidiary” shall mean any corporation or other business entity not less than 51% of whose outstanding capital and voting stock or, in the case of non-corporate business entity, its ownership interests, shall, at the time, be owned directly or indirectly, by Tenant; (b) “Parent Company” shall mean any corporation which shall own, directly or indirectly, at least 51% of the outstanding capital and voting stock of Tenant at the time; and (c) “Affiliate” shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise. No such assignment or sublease shall be permitted or effective if Tenant is then in monetary or non-monetary default under this Lease beyond applicable periods of notice and grace and unless (i) Tenant gives Landlord at least ten (10) days’ prior written notice of such assignment or sublease, and in the case of an assignment to a Successor, such notice shall be accompanied by proof reasonably acceptable to Landlord that the net worth of Tenant and such assignee is in compliance with the terms of this Subsection 8.6(3), (ii) in the case of an assignment or subletting to a Subsidiary, Parent Company or Affiliate, (a) proof reasonably acceptable to Landlord that such assignee or sublessee (as the case may be) is then a Subsidiary, Parent Company or Affiliate of Tenant and (b) such assignee or sublessee (as the case may be) remains a Subsidiary, Parent Company or Affiliate of Tenant throughout the term of this Lease or the sublease; it being agreed that the rights granted to Tenant pursuant to this Subsection 8.6(3) shall only be for so long as such assignee or sublessee (as the case may be) shall remain a Subsidiary, Parent Company or Affiliate of Tenant and at such time as such assignee or sublessee (as the case may be) shall no longer be a Subsidiary, Parent Company or Affiliate of Tenant, the rights accorded to Tenant by this Subsection 8.6(3) shall not apply and Tenant shall promptly comply with all of the terms and conditions of this Article with respect to such assignment or subletting, (iii) such assignee assumes all of Tenant’s obligations hereunder, and (iv) Tenant gives Landlord a signed copy of the final assignment or sublease within ten (10) days after it is executed. No such assignment or sublease by Tenant shall be deemed to release Tenant from any of its obligations and liabilities hereunder, and such assignee shall execute an agreement, in form and substance satisfactory to Landlord, assuming all of Tenant’s obligations and liabilities hereunder. The recapture rights of Landlord set forth in Subsection 8.1(B) hereof and the profit-share rights of Landlord set forth in Section 8.5 hereof shall not be applicable with respect to any assignment or sublease effected pursuant to the terms of this Subsection 8.6(3).

8.7  With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

(a)  no subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(b)  no sublease shall be valid, and no sublessee shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and approved by Landlord (where such approval is required);

(c)  each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, either terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent.

8.8  Notwithstanding anything herein to the contrary, Tenant may, provided Tenant is not in default, without Landlord’s consent but only upon prior written notice to Landlord, which notice shall name the new occupant, describe the area so licensed and describe in reasonable detail the business relationship between Tenant and such entity, license space to attorneys, accountants, clients and professionals or other business executives with whom Tenant conducts business on a continuing basis and whose services are supportive of Tenant’s business, (a “Proposed Licensee”), provided that, (i) this Lease shall then be in full force and effect, Tenant shall not then be in default under this Lease, and Lev Pharmaceuticals, Inc. shall then be the Tenant under this Lease and shall occupy the Demised Premises simultaneously with the Proposed Licensee; (ii) the Proposed Licensee shall use the Demised Premises in conformity with all applicable provisions of this Lease and its use of the Demised Premises shall be subject and subordinate to the terms and conditions of this Lease; (iii) in no event shall the use of any portion of the Demised Premises by the Proposed Licensee create or be deemed to create any right, title or interest in or to the Demised Premises for the Proposed Licensee; (iv) the portion of the Demised Premises occupied by the Proposed Licensee and the portion of the Demised Premises occupied by Tenant shall not be, and shall not be required by law to be, separated by demising walls so as to create separate entrances from the elevator landing or public corridors; (v) Proposed Licensees shall not be permitted to occupy more than two (2) desks in the Demised Premises in the aggregate; (vi) Tenant may not enter into any written agreement with a Proposed Licensee that violates or is inconsistent with the requirements and restrictions of this Section 8.8 and (vii) at least ten (10) days prior to the Proposed Licensee taking occupancy of a portion of the Demised Premises, Landlord must receive from Tenant the license agreement in the form attached hereto as Exhibit I, duly completed and executed by Tenant and the Proposed Licensee, as well as any other written agreement between Tenant and the Proposed Licensee regarding the Proposed Licensee’s occupancy of a portion of the Demised Premises. If Tenant allows a Proposed Licensee to occupy the Demised Premises in violation of the restrictions in this Section 8.8, such allowance shall constitute a default under this Lease. No Proposed Licensee shall have any signage rights hereunder, unless otherwise approved by Landlord. Any such approved signage shall be Building Standard and at Tenant’s sole cost and expense. All Proposed Licensee’s use of the Demised Premises shall be in conformance with standards of good character consistent with the Building.

ARTICLE 9

SUBORDINATION, NON-DISTURBANCE, ESTOPPEL CERTIFICATE

9.1  INTENTIONALLY OMITTED.

9.2  This Lease is and shall be subject and subordinate in all respects to any ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or such leases, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, consolidations, replacements and extensions of such leases or mortgages. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant agrees to promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, and Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called “superior leases”, and references to the lessors of superior leases are intended to include the successors in interest of the lessors of superior leases and their successors in interest as may be appropriate. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes collectively called “superior mortgages”, and references to the mortgagees of superior mortgages are intended to include the successors in interest of the mortgagees of superior mortgages and their successors in interest as may be appropriate.

Pursuant to Section 4.1.9(a)(iii) of the Loan Agreement dated November 27, 2002 between Landlord and UBS Warburg Real Estate Investments Inc. (“Lender”), this Lease shall be subordinate to (i) the Mortgage, Assignment of Leases and Rents and Security Agreement between Landlord and Lender, dated November 27, 2002 (the “Mortgage”) and (ii) the Assignment of Leases and Rents between Landlord and Lender dated November 27, 2002. In the event of such foreclosure of the Mortgage, Tenant shall attorn to Lender or the purchaser of the property.

9.3  In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to, remedy such act or omission.

9.4  In the event of the enforcement by the holder of any mortgage of the remedies provided for by law or by any security instrument, Tenant will, upon request of any person succeeding to the interest of Landlord as a result of such enforcement, automatically become Tenant of said successor in interest, without change in the terms or other provisions of this Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of Fixed Rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease to the extent actually delivered to such successor, (ii) any amendment or modification of this Lease (other than amendments or modifications specifically provided for and allowed by this Lease) made without the consent of the holder of such mortgage or such successor in interest is such mortgage existed when the amendment or modification was entered into and Tenant had been given notice thereof, (iii) any obligation or liability of Landlord thereunder arising prior to the date the holder of such mortgage shall succeed to the interest of Landlord, (iv) any offset or defense which Tenant may have against any prior landlord, or (v) any work or payment obligation of Landlord. Upon request by said successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment. Anything to the contrary in the foregoing notwithstanding, any cancellation, abridgment, surrender, modification or amendment of this Lease, without the prior written consent of the holder of any superior mortgage, except as may be permitted by the provisions of any such superior mortgage or assignment of leases and rents granted in connection with such superior mortgage shall be voidable as against the holder of the superior mortgage, at its option.

9.5  If, in connection with obtaining financing (or condominiumizing) for the Land and/or Building, or of any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing (or condominiumizing), Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Demised Premises.

9.6  Tenant agrees, at any time and from time to time, upon not less than ten (10) days’ prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord and any mortgagee certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rental and other charges have been paid, stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in the Lease, and, if so, specifying each such default of which the signer may have knowledge, and certifying as to such other matters as Landlord, any mortgagee or any ground lessor may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any mortgagee, prospective mortgagee of any mortgage affecting the Building or the Building and the Land, any mezzanine lender or prospective mezzanine lender and by any landlord under a ground or underlying lease affecting the Land or Building, or both.

9.7  Tenant agrees to submit to Landlord on or before April 15 in each calendar year a copy of the latest annual financial statements of Tenant (and any guarantor of Tenant’s obligations under this Lease), certified by Tenant’s independent certified public accountant firm.

ARTICLE 10

ENTRY; RIGHT TO CHANGE
PUBLIC PORTIONS OF THE BUILDING

10.1  Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises. Landlord or its agents or designees shall have the right to enter the Demised Premises in an emergency at any time, and, at other reasonable times, upon reasonably prior notice, for the purpose of making such repairs or alterations to the Demised Premises as Landlord may deem necessary and reasonably desirable or that Landlord shall otherwise have the right to make pursuant to the provisions of this Lease or any other lease for premises in the Building. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made. Landlord shall use commercially reasonably efforts to complete any such work in a manner minimizing disruption of Tenant’s use of the Demised Premises during business hours, however, in no event shall Landlord be required to employ any “overtime” labor or pay any “overtime” or other premium pay rate in connection with such work. Throughout the term and, subject to the foregoing, Landlord also shall have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants. In addition, in the event that at any time during the term of this Lease, Tenant shall be in default beyond any applicable grace or notice period in the payment of Fixed Rent or additional rent Tenant under this Lease or if Landlord shall obtain a judgment against Tenant as a result of Tenant’s default under this Lease, Landlord shall have the right to enter the Demised Premises at any time, whether or not Tenant or its agent or representative is present, for the purpose of showing same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key and, provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.

10.2  Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building.

10.3  Landlord shall have the right at any time to name the Building for any person(s) or tenant(s) and to change any and all such names at any time thereafter.

10.4  Tenant acknowledges that Landlord may, at any time and from time to time during the term of this Lease, perform substantial renovation work in and to the Building and/or the mechanical systems serving the Building (which work may include, but need not be limited to, the repair and/or replacement of the Building’s exterior facade, setbacks, exterior window glass, elevators, electrical systems, heating, air conditioning and ventilating systems, plumbing system, common areas (such as hallways, restrooms, etc.) and/or lobby), any of which work may require access to the same from within the Demised Premises. Landlord shall use reasonable efforts (without being obligated to employ overtime labor or to incur any extraordinary costs in connection therewith) to minimize any interference with Tenant’s use of the Demised Premises for the purposes permitted under this Lease that may be caused by such work. Tenant hereby accepts such conditions as modifications and limitations on its right to use the Demised Premises.

ARTICLE 11

LAWS, ORDINANCES,
REQUIREMENTS OF PUBLIC AUTHORITIES

11.1  Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities including, but not limited to, the Americans with Disabilities Act, Title III, 42 U.S.C.S. § 12181-12189 and with any direction made pursuant to law or any public officers which shall, with respect to the occupancy, use or manner of use of the Demised Premises or, with respect to the Building if arising out of Tenant’s use or manner of use of the Demised Premises or the Building (including the use permitted under this Lease) or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant’s occupancy, use or manner of use of the Demised Premises or any installations made therein by or at Tenant’s request or required by reason of a breach of any of Tenant’s covenants or agreements hereunder.

11.2  If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

11.3  Except as aforesaid, Landlord shall, at its expense comply with or cause to be complied with, all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities and any direction, made pursuant to law, of any public officer or officers which shall, with respect to the public portions of the Building, or which affect Tenant’s use or enjoyment of, or access to, the Demised Premises, impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section 11.1 to comply. Landlord may at its expense contest the validity of any such law, ordinance, rule, order or regulation.

ARTICLE 12

REPAIRS

12.1  Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to (a) the Demised Premises, whether structural or non-structural, and to its fixtures, glass, appurtenances and equipment or (b) to the Building, or to its fixtures, glass, appurtenances and equipment that is in either case of (a) or (b), (i) caused by Tenant moving property in or out of the Building or (ii) by (x) installation or removal of furniture, fixtures or other property, or (y) resulting from fire, explosion, air-conditioning unit or system, short circuits, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All aforesaid repairs, restorations and replacements shall be in quality and class equal to the original work or installations and shall be done in a good and workmanlike manner. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at expense of Tenant and all sums so spent and expenses incurred by Landlord shall be collectible as additional rent and shall be paid by Tenant within twenty (20) days after rendition of a bill or statement therefor. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected only from Landlord’s approved contractors, a current listing of which is set forth on Exhibit E attached hereto. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense.

12.2  Landlord shall, at its expense, make all repairs and replacements, structural and otherwise, necessary or desirable in order to keep in good order and repair the exterior of the Building and the public portions of the Building the need for which Landlord may have knowledge (including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity) except repairs hereinabove provided to be made by Tenant. Tenant agrees to notify Landlord of the necessity of repairs of which Tenant may have knowledge, for which Landlord may be responsible under the provisions of the preceding sentence. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Landlord to comply with the covenants of this Article or any other Article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 12 shall not apply in the case of fire or other casualty which are dealt with in Article 17 hereof.

ARTICLE 13

ALTERATIONS; FIXTURES

13.1  Except as otherwise expressly provided herein, Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises or the electrical, plumbing, mechanical or heating, ventilating and air-conditioning systems serving the Demised Premises, including but not limited to, a water cooler (other than a cooler for drinking), an air-conditioning or cooling system, mechanical or electrical equipment, or any unit or part thereof or other apparatus of like or other nature, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and then only by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned; provided however, that no such consent shall be required if such alterations are merely decorative in nature (e.g., finishes, painting, carpeting, wall covering and furniture systems that do not effect the Building’s electrical systems or equipment) and do not effect any base building systems (e.g., HVAC, life safety, electrical, etc.) and would not, in Landlord’s reasonable determination, cost more than Twenty Five Thousand Dollars ($25,000). All such work, alterations, decorations, installations, additions or improvements, whether or not the same shall require Landlord’s consent, shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate and in full compliance with (i) all governmental bodies having jurisdiction thereover, (ii) all insurance requirements and (iii) Building Rules and Regulations and Building Rules and Regulations for Tenant Alterations attached hereto as Exhibit D and Exhibit D-1 respectively. As a condition precedent to Landlord’s consent to the making by Tenant of alterations, decorations, installations, additions or improvements to Demised Premises, Tenant agrees to obtain and deliver to Landlord a performance bond and a labor and materials payment bond issued by a surety company satisfactory to Landlord and licensed to do business in the State of New York, each in an amount equal to one hundred fifty percent (150%) of the cost of all work, labor, and such services to be performed and materials to be furnished in connection with such work, signed by such surety and a receipt of payment in full of the premium for such bond. Landlord and Landlord’s designees shall be obligee(s) or insured(s) under such surety bond. Notwithstanding the foregoing, if any mechanic’s lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law or payment or otherwise. If Tenant fails to discharge such lien, then Landlord (upon ten (10) days’ prior notice to Tenant) shall have the right to discharge same (by filing the bond required by law or by payment in full of the mechanic’s lien or otherwise) and Landlord’s costs and expense in obtaining such discharge shall be repaid in full by Tenant to Landlord as additional rent within ten (10) days after written demand therefor. In addition, Tenant shall defend, save and hold Landlord harmless from any such mechanic’s lien or claim, including, without limitation, Landlord’s reasonable attorneys’ fees, costs and expenses. Landlord shall not be liable for any failure of any Building facilities or services including, but not limited to, the heating, ventilating and air-conditioning installations if any such failure is caused by any work, alterations, installations, additions and/or improvements performed by Tenant and Tenant shall correct any such faulty installation. Upon Tenant’s failure to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor and unless so paid, Tenant shall also pay Landlord the then Interest Rate on such additional rent.

13.2  Prior to commencing any work pursuant to the provisions of Section 13.1, Tenant shall furnish to Landlord:

A.  Copies of all governmental permits and authorizations which may be required in connection with such work.

B.  A certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured the insurance required by the Rules and Regulations for Tenant Alterations attached hereto as Exhibit D-1.

13.3  All alterations, decorations, installations, additions or improvements upon the Demised Premises, made by either party, including all paneling, decoration, partitions, railing, mezzanine floors, galleries and the like, affixed to the realty so that they cannot be removed without material damage, or for which Tenant has received a credit, shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises, as a part thereof, at the end of the term or renewal terms, as the case may be. In the event Landlord shall elect otherwise, then such alterations, decorations, installations, additions or improvements made by Tenant upon the Demised Premises as Landlord shall select (excluding any Supplemental Air-Conditioning System), shall be removed by Tenant and Tenant shall restore the Demised Premises to its original condition, reasonable wear and tear excepted, at its own cost and expense, at or prior to the expiration of the term provided, however, that so long as Tenant delivers a cover letter with its plans wherein it requests Landlord in bold, capital letters with a font size of not less than 14 point at the top to identify specific improvements that Landlord will require removal and restoration by Tenant as set forth above, Landlord shall identify same during its review of Tenant’s plans. If Tenant fails to do so, then (a) Landlord shall remove such item(s) and repair any damage caused by such removal and restore the Demised Premises as set forth above, (b) Tenant shall reimburse Landlord within thirty (30) days following written demand for Landlord’s reasonable costs of such removal and/or restoration, (c) if Landlord is holding a Security Deposit under Article 29 of this Lease, Landlord shall retain such portion of that Security Deposit as Landlord deems reasonably necessary in order to secure Tenant’s payment obligations under clause (b) above (but the same shall not constitute a limit on Tenant’s obligation under such clause (b) above) and (d) the provisions of this sentence shall survive the expiration or earlier termination of this Lease. Where furnished by or at the expense of Tenant (except where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit), all movable property, furniture, furnishings and trade fixtures, not affixed to the realty so that they can be removed without material damage shall remain the property of Tenant, shall be removed by Tenant on or before the expiration of the term or sooner termination thereof and, in case of damage by reason of their removal, Tenant shall repair any damage and restore the Demised Premises to good order and condition, reasonable wear and tear excepted. In case Tenant shall decide not to remove any part of such property, it shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the term of this Lease specifying the items of property which it has decided not to remove. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of the said Tenant’s property, and/or if Landlord shall elect, not less than thirty (30) days prior to the expiration of this Lease, to require the removal of any alterations, decorations, installations, additions or improvements referred to above, Tenant shall at its expense, at or before the expiration of the term of this Lease, remove said property, and in case of damage by reason of such removal, restore the Demised Premises to good order and condition, reasonable wear and tear excepted. All property permitted or required to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Demised Premises by Landlord, at Tenant’s expense.

13.4  A.  Before proceeding with any alteration and/or addition, Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord’s review and approval. In no event by reason thereof shall Tenant’s connected electrical load exceed the capacity of the distribution system in and to the Demised Premises.

B.  Tenant shall promptly reimburse Landlord for all reasonable expenses incurred by Landlord in connection with (i) its decision and the decision of any superior lessor and superior mortgagee as to whether to approve the proposed alterations and/or additions and (ii) inspecting the alterations and/or additions to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal requirements and insurance requirements, including the fees and expenses of any attorney, architect or engineer employed for such purpose. Landlord shall exercise its good faith efforts to obtain consents from any superior lessor and superior mortgagee. If such alterations and/or additions require consent by or notice to the superior lessor, or the superior mortgagee, Tenant, notwithstanding anything to the contrary contained in this Article, shall not proceed with the same until such consent has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of the superior lease and/or additions for which consent has been received shall be performed in accordance with the approved plans and specifications therefor, and no changes thereto shall be made without the prior consent of Landlord.

C.  Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in New York) but Tenant shall be permitted to lease normal office equipment, e.g. typewriter, photocopy machines and telex machines, which are not to be built into the Demised Premises.

D.  No alterations and/or additions shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer satisfactory to Landlord and (ii) except after at least thirty (30) days’ prior notice to Landlord.

13.5  All alterations and/or additions shall at all times comply with all legal requirements and insurance requirements and all rules and regulations including any Landlord may adopt with respect to the making of any improvements and shall be made at such times and in such manner as Landlord may from time to time direct. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such alterations and/or improvements and for final approval thereof upon completion, (b) deliver three copies to Landlord and (c) cause all alterations and/or improvements to be performed in a good and first class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building or the then standards for the Building established by Landlord. All alterations and/or additions shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management, or security of the Building (or the Building’s equipment) or in the performance of any improvements. If any additional expense is incurred Landlord may collect the same as additional rent from Tenant and Tenant’s failure to promptly pay the same when billed shall entitle Landlord to treat the non-payment thereof as a non-payment of rent under this Lease and until paid to Landlord such additional rent shall bear interest at the then Interest Rate. Upon completion of Tenant’s improvements, Tenant shall deliver a complete set of “As-Built” drawings and plans to Landlord. No improvements shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant’s sole and exclusive property without Landlord’s prior written consent and unless they shall be promptly replaced, at Tenant’s expense, with fixtures, equipment or other property, of like utility and at least equal value (which thereupon shall become the property of Landlord).

A.  Tenant, at its sole expense, promptly shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with its alterations and/or additions which shall be issued by any public authority having or asserting jurisdiction.

B.  Only Landlord or persons first approved by Landlord shall be permitted to act as contractor for any work to be performed in accordance with this Article. Landlord reserves the right to exclude from the Building any person attempting to act as construction contractor in violation of this Article. In the event Tenant shall employ any contractor permitted in this Article, such contractor or any subcontractor may have use of the Building facilities subject to the provisions of this Lease and the Rules and Regulations governing construction. Tenant will advise Landlord of the names of any such contractor and subcontractor Tenant proposes to use in the Demised Premises at least thirty (30) days prior to the beginning of work by such contractor or subcontractor.

C.  Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Demised Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord’s sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Landlord (or an affiliate of Landlord or co-venturer of Landlord). In the event of any interference or conflict, or perceived interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing, in Landlord’s sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately and Tenant does hereby agree to defend, save and hold Landlord harmless from any and all loss arising thereby, including, without limitation, any attorney’s fees and any claims made by contractors, mechanics and/or laborers so precluded from having access to the Building.

D.  No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any improvements or any inspection of improvements made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated improvements comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease.

E.  In making any alterations, installations, additions or improvements to the Demised Premises, (a) Tenant must comply with the Building Rules & Regulations For Tenant Alterations, a current listing of which is attached hereto as Exhibit D-1, (b) all work and materials shall be at least equal to the Building Standards, a current listing of which is attached hereto as Exhibit E-1, and (c) Tenant shall use only Landlord’s approved contractors, a current listing of which is set forth on Exhibit E attached hereto.

13.6  Notwithstanding anything to the contrary contained in this Article 13, in the event that Landlord conditions its consent to any Alterations upon Tenant’s removal of any installations made in connection therewith on or before the Expiration Date, then Tenant, at its sole cost and expense, shall remove all telephone, data and communications equipment, wiring and components thereof installed by or on behalf of Tenant, which are located inside and/or outside of the Demised Premises.

ARTICLE 14

LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

14.1  If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease and such default is not cured after written notice and the applicable cure period, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand. If the term of this Lease shall have expired or otherwise terminated at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord, as damages.

ARTICLE 15

NO LIABILITY OF LANDLORD

15.1  Landlord or Landlord’s agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provision of this Lease. The taking possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Demised Premises and the Building and that same were in good and satisfactory condition at the time such possession was so taken, subject to the completion of Landlord’s Work and latent defects which Tenant notified Landlord in writing within one (1) year of the Commencement Date.

15.2  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strike or labor trouble or any other cause whatsoever including, but not limited to, acts of war, emergency, terrorism, bioterrorism, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Landlord shall have no liability to Tenant, nor shall Tenant be entitled to terminate this Lease, to claim an actual or constructive eviction in whole or in part, or be entitled to any abatement or diminution of rent payable by Tenant under this Lease or to any relief from any of its obligations under this Lease (except as expressly set forth in Article 17 below in the event of fire or other casualty only) if by reason of strike or labor trouble or any other cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, acts of war, emergency, casualty, terrorism, bioterrorism, or governmental preemption in connection with a National Emergency, there is (a) a lack of access to the Building or the Demised Premises (which shall include without limitation the lack of access to the Building or the Demised Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas); (b) reduced air quality or other contaminants in the Building that would adversely affect the Building or its occupants, including without limitation the presence of biological or other airborne agents within the Building or the Demised Premises; (c) disruption of mail and deliveries to the Building or the Demised Premises; (d) disruption of telephone and/or other communications services to the Building or the Demised Premises; (e) disruption of any other services to the Demised Premises or any of the Building systems; or (f) Tenant is otherwise unable to use and/or occupy the Demised Premises for the conduct of its business.

15.3  Tenant agrees that any building employee to whom any property shall be entrusted by or on behalf of Tenant shall be acting as Tenant’s agent with respect to such property, and Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees; nor shall Landlord and its agents be liable for any bodily injury, personal injury or property damage occasioned by the acts or omissions of any other tenant or such tenant’s employees, agents, contractors, customers or invitees within the Building or within any common areas related to the Building or other persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any patent defect in the Demised Premises or in the Building. If at any time any windows of the Demised Premises are temporarily or permanently closed, darkened or bricked up for any reason whatsoever including, but not limited to, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent within fifteen (15) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant shall fail to make such payment within said fifteen (15) days, Tenant shall also be liable for interest on such additional rent at the then Interest Rate until Landlord shall be fully reimbursed. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

15.4  No recourse shall be had on any of Landlord’s obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of Landlord, subscriber to Landlord’s capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner, member or joint venturer of any partnership, limited liability company or joint venture which shall be Landlord hereunder or included in the term “Landlord” or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term “Landlord,” whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

15.5  Tenant shall look only and solely to Landlord’s estate and interest in and to the Building and the rents and profits therefrom for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord’s agents, incorporators, shareholders, employees, officers, directors, partners, agents, principals (disclosed or undisclosed), members, joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the Demised Premises or any other liability of Landlord to Tenant.

ARTICLE 16

INSURANCE

16.1  Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the term of this Lease.

16.2  If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord. If Tenant shall fail to make such reimbursement when billed for the same, Landlord may treat the same as a default in the payment of rental and shall also be entitled to interest on the unpaid sum at the then Interest Rate until such sum shall be fully paid to Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or Demised Premises issued by the New York Fire Insurance Exchange or other body making fire insurance rates for the Demised Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Building or Demised Premises.

16.3  Tenant shall obtain and keep in full force and effect during the term, at its own cost and expense, to protect Landlord, Landlord’s agents, any superior lessor, superior mortgagee and Tenant as insureds, the following forms of insurance:

(a)  Comprehensive General Liability insurance, including Products, Completed Operations, and Contractual Liability coverage (covering the liability of Tenant to Landlord by virtue of any indemnification agreement in this Lease), covering bodily injury, and property damage liability, personal injury and advertising liability, fire legal liability, all in connection with the use and occupancy of or the condition of the Demised Premises, the Building or the related common areas, in amounts not less than: (i) $5,000,000, general aggregate per location; (ii) $5,000,000, per occurrence for bodily injury & property damage; (iii) $5,000,000, personal and advertising injury; and (iv) $1,000,000, fire legal liability. The foregoing limits can be provided by the combination of General Liability coverage and Umbrella Liability coverage. Landlord reserves the right to request, from time to time, that the above limits be increased by reasonable amounts, depending upon circumstances and what is commercially reasonable under those circumstances.

(b)  “All Risk” property insurance, including the perils of flood, terrorism and environmental damage, covering the property of Tenant, including alterations, improvements and betterments installed by or for Tenant, and/ or paid for or purchased by Tenant, in an amount equivalent to the insurable value of said property, defined as the “cost to replace or reconstruct new without deduction for physical depreciation”.

(c)  “All Risk” business interruption or earnings insurance, including the perils of flood, terrorism and environmental damage, to cover the loss of gross profits and continuing expenses (including without limitation rent payable under this Lease) during the period of partial or total shutdown of Tenant’s business.

(d)  Such other insurance in such amounts as may reasonably be required by Landlord.

With respect to the insurance required in (a), (b), (c) and (d) above, Landlord shall receive, at least ten (10) days prior to Tenant, or anyone acting for or on behalf of Tenant, entering the Demised Premises for any purpose whatsoever, a certificate indicating the aforesaid coverage and including Landlord and those entities set forth on Exhibit H as additional insureds and as otherwise may be designated by Landlord in writing in the future. Such certificate is to contain provisions that obligate the insurer to notify Landlord, thirty (30) days in advance, in the event of cancellation, non-renewal or material change of the coverage. Such insurance is to be written by an insurance company or companies reasonably satisfactory to Landlord and with a Best’s rating of at least A-, X. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company of recognized responsibility licensed and authorized to do business in New York State. Upon failure of Tenant to procure, maintain and pay all premiums therefor, Landlord may, at its option upon five (5) days written notice to Tenant, do so, and Tenant agrees to pay the cost thereof to Landlord upon demand as additional rent, together with interest thereon at the then Interest Rate. Attached hereto as Exhibit G is a sample insurance certificate showing the lower right-hand “Cancellation” section requirements which must be met to conform the certificate to the provisions of this Section, which sample insurance certificate is meant for illustrative purposes only and is no way meant to supersede any obligations imposed upon Tenant pursuant to this Article 16. On the Commencement Date, the original insurance policies or appropriate endorsements thereto shall also be deposited with Landlord.

16.4  To the fullest extent permitted by law, Tenant agrees to defend, indemnify and save Landlord, its directors, officers, shareholders, members, agents, representatives, employees, all superior lessors and superior mortgagees (collectively, “Landlord Parties”) harmless from and against all claims (including costs and expenses of defending such claims) arising from or in connection with any act, omission or negligence of Tenant or Tenant’s agents, employees, contractors, subcontractors, representatives and employees (collectively “Tenant’s Representatives”), including but not limited to (i) any accident, injury or damages whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises and all other portions of the Building used or occupied by Tenant, including as a result of any alterations, repairs or maintenance made by or on behalf of Tenant and (ii) any accident, injury or damage occurring outside of the Demised Premises or other portions of the Building used or occupied by Tenant, but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant’s Representatives.

16.5  Tenant agrees to use and occupy the Demised Premises and other facilities of the Building at it’s own risk and hereby releases Landlord, its agents and employees, from all claims for any damage or injury to the full extent permitted by law (not including claims which arise out of Landlord’s gross negligence or willful misconduct).

16.6  Tenant agrees that Landlord shall not be responsible or liable to Tenant, its employees, agents, customers or invitees for bodily injury, personal injury or property damage occasioned by the acts or omissions of any other tenant or such tenant’s employees, agents, contractors, customers or invitees within the Building or within any common areas related to the Building.

16.7  Tenant agrees that any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be acting as Tenant’s agent with respect to such property and neither Landlord, nor Landlord’s agents, employees or contractors, shall be liable for any loss of or damage to any such property.

ARTICLE 17

DAMAGE BY FIRE OR OTHER CAUSE

17.1  If the Demised Premises shall be partially damaged by fire or other cause without the default or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and until such repairs shall be completed the Fixed Rent shall be apportioned according to the part of the Demised Premises which is usable by Tenant. But if partial damage is due to the fault or gross negligence of Tenant, Tenant’s servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord’s insurer, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord, or for reasonable delay on account of “labor troubles,” or for Acts of God, or any other cause beyond Landlord’s control, or any combination thereof. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other cause, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided. If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it or to substantially renovate it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Article 24 hereof provided, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in the sentence immediately preceding, Tenant’s liability for rent shall cease as of the day following the casualty (except for any pre-existing rent obligations). Tenant hereby expressly waives the provision of Section 227 of the Real Property Law and agrees that the foregoing provision of this Article shall govern and control in lieu thereof, this Article being an express agreement. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

17.2  No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its reasonable efforts (which reasonable efforts shall in no event obligate Landlord to pay overtime pay or other premium rates) to effect such repairs promptly and in such a manner as not unreasonably to interfere with Tenant’s occupancy.

17.3  In the event that either Tenant or Landlord sustains a loss by fire or other casualty and such loss is caused in whole, or in part, by acts or omissions of the other party, the other party’s agents, employees, or servants, then the party sustaining the loss agrees, to the extent that the party sustaining such loss is compensated for such loss by insurance, that it shall waive all rights of recovery against the other party, or the agents, employees, or servants of the other party; and no third party shall have any right of recovery, by way of subrogation or assignment or otherwise. The parties hereto shall each procure and maintain in force and effect an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises and the Building and the personal property, fixtures and equipment located therein or thereon, pursuant to which, the insurance companies waive subrogation, provided such waiver is procurable without additional premium, and having obtained such clause or endorsement of waiver of subrogation, each party hereby agrees that it will not make any claims against or seek to recover from the other for any loss or damage to its property or the property of the other, covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause and/or endorsements and shall be co-extensive therewith. If such waiver of subrogation shall be procurable only by payment of an additional premium therefor, notice of such requirements shall be furnished to the other party, and if such other party fails to pay such additional premium, or if such waiver of subrogation shall no longer be obtainable, then the provisions hereof shall not be applicable to such other party. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges that Landlord is not required to carry insurance on any alterations or improvements installed in the Demised Premises by or for Tenant and/or paid for or purchased by Tenant or on Tenant’s removable appurtenances, such as furniture, equipment, furnishings and other Tenant appurtenances removable by Tenant, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same. Tenant agrees to carry and maintain insurance on all of its alterations, improvements and property equal to one hundred percent (100%) of the full insurable value thereof.

17.4  In the event the Demised Premises are damaged by fire or other casualty and Landlord does not (or does not have the right to) cancel this Lease, then within ninety (90) days thereafter, Landlord shall deliver to Tenant a statement (hereinafter referred to as the “Damage Statement”) prepared by a reputable architect or contractor reasonably selected by Landlord setting forth such architect’s or contractor’s reasonable estimate as to the time required to repair such damage (to the extent required under Section 17.1). If the estimated time period exceeds twelve (12) months from the date of the Damage Statement estimate, Tenant may elect to terminate this Lease by notice to Landlord sent not later than fifteen (15) days following Tenant’s receipt of the Damage Statement. In the event that the Demised Premises shall be damaged by fire or other casualty, then in such event if Landlord’s work under Section 17.1 is not substantially completed by Landlord within twelve (12) months after the date of the Damage Statement, Tenant may elect, as its sole remedy, to terminate this Lease by notice to Landlord not later than fifteen (15) days following the expiration of said period provided, however, that no right of Tenant to terminate this Lease on fifteen (15) days’ notice, shall accrue for delay caused by reasons of force majeure.

17.5  If more than fifteen percent (15%) of the Demised Premises or a substantial portion of the Building shall be damaged by fire or other casualty during the last two (2) years of the terms of this Lease, Landlord or Tenant may, upon ninety (90) days written notice to the other, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease and Landlord shall have no duty to repair and/or restore the Demised Premises.

ARTICLE 18

CONDEMNATION

18.1  In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the terms and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

18.2  In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of such date.

18.3  In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, other than a separate claim made by Tenant for Tenant’s relocation expenses, loss of trade fixtures and business interruption provided that such claim would not reduce Landlord’s award. Tenant shall have no claim for the value of any unexpired term of this Lease.

18.4  If more than fifteen percent (15%) of the Demised Premises shall be taken in condemnation during the last two (2) years of the term of this Lease, Landlord or Tenant may give the other party a ninety (90) day notice terminating and canceling this Lease as if the date set forth in the notice were the Expiration Date hereof.

ARTICLE 19

BANKRUPTCY

19.1  If at any time prior to the date herein fixed as the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case under the United States Bankruptcy Code, 11 U.S.C. §101 et. seq., as amended (the “Bankruptcy Code”) by or against Tenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within thirty (30) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors, (any or all of the foregoing being herein called a “Bankruptcy Event”) this Lease shall be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises and Landlord, in addition to the other rights and remedies given by Section 19.3 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant upon the execution hereof.

19.2  If at the date fixed as the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case by or against Tenant under the Bankruptcy Code, or a petition filed in insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within thirty (30) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant.

19.3  It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 19.1 or 19.2 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

19.4  Without limiting any of the foregoing provisions of this Article, if pursuant to the Bankruptcy Code, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Article and/or Article 8), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under Articles 4, 6, 7 or other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as a security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, such consideration, after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Tenant’s personal property in the Demised Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee or transferee. Any such assignee or transferee may only use the Demised Premises as executive offices for an assignee or transferee whose main business is the same as Tenant’s and such occupancy may not increase the number of individuals occupying the Demised Premises at the time a petition for bankruptcy (or reorganization) is filed by or against Tenant. In addition, adequate assurance shall mean that any such assignee or transferee of this Lease shall have a net worth (exclusive of good will) equal to at least fifteen (15) times the aggregate of the annual Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid. Such assignee or transferee shall expressly assume this Lease by an agreement in recordable form.

ARTICLE 20

DEFAULTS AND REMEDIES; WAIVER OF REDEMPTION

20.1  A. If Tenant defaults in fulfilling any of the covenants of this Lease, other than the covenants for the payment of Fixed Rent or additional rent, or if the Demised Premises become vacant or deserted, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees, then, in any one or more of such events, upon Landlord serving a written ten (10) days’ notice upon Tenant specifying the nature of said default, and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default or, if Tenant shall default in the performance of any term or condition of this Lease (other than the payment of Fixed Rent or additional rent) more than three (3) times in any period of nine (9) months, or, with respect to the payment of any item of Fixed Rent or additional rent, more than two (2) times in any period of six (6) months, and notwithstanding that such defaults shall have each been cured within the applicable period, as above provided, if any further similar default shall occur, then Landlord may serve a written five (5) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

B.  If the notice provided for in paragraph A hereof shall have been given, and the applicable time periods therein shall expire as aforesaid; or (1) if Tenant shall make default in the payment of the Fixed Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein provided beyond applicable notice and cure periods provided herein; or (2) if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or (3) if Tenant shall make default with respect to any other lease between Landlord and Tenant; or (4) if Tenant shall fail to move into or take possession of the Demised Premises within fifteen (15) days after commencement of the term of the Lease; then and in any of such events Landlord may without notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made but Tenant shall remain liable hereunder as hereinafter provided, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

20.2  In the case of any such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (a) the Fixed Rent and additional rent shall become due thereupon and be paid to the time of such re-entry, dispossession and/or expiration, together with such expenses as Landlord may incur for legal expenses, reasonable attorneys’ fees, brokerage, and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent and additional rents hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In lieu thereof, Landlord may immediately accelerate such deficiency for the entire balance of the term, discounted in the same manner as specified in Section 19.3. Landlord at Landlord’s option may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord’s sole judgment considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting. Any such action may be an action for the full amount of all rents and damages suffered or to be suffered by Landlord. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. The foregoing remedies and rights of Landlord are cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Demised Premises by reason of the violation by Tenant of the covenants and conditions of this Lease, or otherwise.

ARTICLE 21

COVENANT OF QUIET ENJOYMENT

21.1  Landlord covenants and agrees with Tenant that upon Tenant’s paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed within applicable notice and cure and periods, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease (including, but not limited to, Article 23 hereof) and the ground leases, underlying leases and mortgages hereinbefore and hereinafter mentioned.

ARTICLE 22

SURRENDER OF PREMISES

22.1  Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant’s control excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

22.2  Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term hereof. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises as aforesaid will be substantial, will exceed the amount of annual Fixed Rent and additional rent theretofore payable hereunder, and will be impossible accurately to measure. Tenant therefore agrees that if possession of the entire Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of the term of this Lease, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in all or any portion of the Demised Premises after the expiration or sooner termination of the term hereof, for use and occupancy, one hundred fifty percent (150%) for the first sixty (60) days of such holdover and two hundred percent (200%) thereafter, of the amount of Fixed Rent and additional rent payable by Tenant under this Lease with respect to the entire Demised Premises during the last month of the term hereof, which aggregate sum Tenant agrees to pay to Landlord within ten (10) days after demand therefor, in full without setoff, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over, nor shall Landlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Demised Premises. Further, Tenant shall be liable to Landlord for all losses and damages which Landlord may reasonably incur or sustain by reason of such holding over, including, but not limited to, damages incurred or sustained by reason of Landlord’s inability to timely place a new tenant in possession of the Demised Premises.

ARTICLE 23

DEFINITION OF LANDLORD

23.1  The term “Landlord” wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Building or the tenant under any ground lease affecting the Land and the Building or the Building, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Building, or of Landlord’s interest as a lessee under any ground or underlying lease, such owner, tenant under the ground lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under the ground or underlying lease, or mortgagee in possession for the time being of the Building, until sold, assigned or transferred.

ARTICLE 24

NOTICES

24.1  Any notice, request, demand, consent, approval, authorization, advice, submission or other communication (a “notice”) permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation such notice, request or demand shall be given by Landlord by (a) certified or registered mail, return receipt requested, (b) reputable overnight courier or (c) hand delivery (against confirmation of delivery), addressed to Tenant at the Demised Premises, and until Tenant has moved its offices to the Demised Premises, addressed to Tenant at its address as stated on the first page of this Lease. Such notice shall be deemed to have been served and given by Landlord and received by Tenant (A) the third business day after being deposited in the United States mail, (B) the business day following delivery to an overnight courier or (C) when delivered by hand. Unless otherwise required by such law or regulation such notice shall be given by Tenant by (a) certified or registered mail, return receipt requested, (b) reputable overnight courier or (c) hand delivery (against confirmation of delivery), addressed to Landlord at 1155 Avenue of the Americas, New York, N.Y. 10036, Attn.: Douglas Durst, with a copy to Rosenberg & Estis, P.C., 733 Third Avenue, New York, New York 10017, Attention: Dennis Hellman, Esq., or to such other or further address or addresses as Landlord may designate for such purpose by like notice. Such notice, request or demand shall be deemed to have been served and given by Tenant and received by Landlord (A) the third business day after being deposited in the United States mail, (B) the business day following delivery to an overnight courier or (C) when delivered by hand. Either party may, by notice as aforesaid designate a different address or addresses for notices, requests or demands to it. A notice given by counsel for Landlord or Tenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. Notwithstanding the foregoing: (x) notices requesting any after hours HVAC may be given in writing by personal and actual delivery to the Building manager or any other person in the Building duly designated by Landlord to receive such notices, and (y) notices given by Landlord with respect to changes in Taxes and all other rent bills, as well as other routine, nonmaterial communications and correspondence, may be delivered by hand or ordinary United States mail to Tenant at the Demised Premises.

ARTICLE 25

ARBITRATION

25.1  Whenever in this Lease, it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and within thirty (30) days thereafter shall decide the dispute. If within said period they cannot agree upon their decision, they shall appoint a third arbitrator and if they cannot agree upon said appointment, then the third arbitrator shall be appointed upon their application or upon the application of either party, by the American Arbitration Association in the City of New York. The three arbitrators shall meet and decide the dispute. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court.

25.2  The obligation of Landlord and Tenant to submit a dispute to arbitration is limited to disputes arising under those Articles of this Lease which specifically provide for arbitration.

ARTICLE 26

RULES AND REGULATIONS

26.1  Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto and incorporated herein as Exhibits D and D-1. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the said Rules and Regulations with the same force and effect as if they were originally attached hereto and incorporated herein.

26.2  Any failure by Landlord to enforce any Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of the enforceability of any such Rules and Regulations.

26.3  Tenant and its employees, contractors, agents and invitees shall comply with the Rules and Regulations in effect, from time to time, with regard to the Building’s security system. The current Rules and Regulations with regard thereto are the following:

During normal business hours on normal business days only persons displaying Kastle Systems “key tag” identification (“Keytag”) to the lobby attendant shall be granted access to the Building. During normal business hours on normal business days, anyone not displaying the Keytag to the lobby attendant shall obtain access to the Building only (i) if that person’s arrival was pre-arranged with the lobby attendant with a list of anticipated visitors, or (ii) if not on a pre-arranged list, the person’s arrival to the Building can be announced via telephone and then approved by Tenant. After normal business hours on normal business days, access to the Building shall only be obtained by Keytag holders, swiping their Keytag on the Keytag reader outside the Building’s front doors or by utilizing the telephone link to Kastle Systems personnel, who will in turn call Tenant’s premises to attempt to gain Tenant’s approval for access of persons not holding a Keytag.

ARTICLE 27

BROKER

27.1  Each of Landlord and Tenant warrants and represents that the sole broker in this transaction is Handler Real Estate Services (the “Broker”). Each of Landlord and Tenant agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys’ fees and disbursements) arising out of any conversations or negotiations had by the indemnifying party with any broker or party acting as such other than the Broker. Landlord shall be responsible for payment of any commission or other fee earned by the Broker pursuant to separate agreement between them only if, as and when this Lease is fully and unconditionally executed and delivered by Landlord and Tenant and all conditions to its effectiveness and validity have been satisfied or waived. The provisions of this Article 27 shall survive the expiration or sooner termination of this Lease.

ARTICLE 28

ZONING RIGHTS

28.1  During the term of this Lease, Landlord shall have the right, and Tenant shall not have the right, (i) to cause all or any part of the Demised Premises and/or the zoning lot upon which the Building is located in whole or in part (hereinafter referred to solely for purposes of this Article as the “Land”) and/or the Building, to be combined with any other land or premises so as to constitute the combined premises into a single zoning “lot” or “development” or “enlargement” as those terms are now, or may hereafter be, defined in the Zoning Resolution of The City of New York (the “Zoning Resolution”), (ii) to cause any lot, development or enlargement at any time constituting or including all or any part of the Demised Premises, the Land or the Building to be subdivided into two or more lots, developments or enlargements, (iii) to cause development rights (whether from the Land or other premises) to be transferred to any such lot, development or enlargement, (iv) to cause other combinations, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law or (v) to exploit, sell, convey, lease or otherwise transfer any so called “air rights”, “air space”, “zoning rights” or “development rights” above or appurtenant to the Land or the Building. Tenant hereby acknowledges that it is not a “party in interest” as defined in the Zoning Resolution, and shall not and cannot become a “party in interest” under any circumstances by virtue of its leasehold interest hereunder. Tenant further acknowledges that neither Tenant nor the estate or interest of Tenant hereunder would be “adversely affected” (within the meaning of the Zoning Resolution) by any development of the Land or the Building or any such combined premises nor by the filing of any declaration combining all or a part of the Land or the Building with any other premises and that Tenant’s estate and interest hereunder are not and would not be superior to any such declaration.

28.2  Notwithstanding the provisions of Section 28.1, above, in the event that Tenant is deemed to have any of the rights disclaimed in Section 28.1, above, or is deemed to be a party in interest, Tenant hereby transfers such rights and any rights as a party in interest to Landlord. In furtherance thereof, Tenant will within three (3) days after written request by Landlord execute and deliver to Landlord a waiver of its right to join in a Declaration of Restrictions pursuant to Section 12-10 of the Zoning Resolution (a “Waiver”). Upon each assignment of this Lease by Tenant (no consent thereto being implied hereby) the assignee shall execute, acknowledge and deliver to Landlord, and at any time or times, within three (3) days after written request of Landlord, Tenant and each assignee shall execute, acknowledge and deliver to Landlord, (i) any further Waiver, and (ii) if requested by Landlord, any Declaration of Restrictions pursuant to said Section 12-10 (or any successor provision thereto), and (iii) any other instrument in form and substance satisfactory to the parties intended to evidence the fact that Tenant (or such assignee) has no right and asserts no claim, and/or has transferred to Landlord any such right or claim, to participate in any way in the matters reserved to Landlord pursuant to Section 28.1, above. If Tenant (or such assignee) fails to so execute any such instrument within ten (10) days after Landlord’s written request therefor, Tenant (or such assignee) hereby irrevocably appoints Landlord its agent and attorney-in-fact, coupled with an interest, to execute and deliver the same in its name.

ARTICLE 29

SECURITY DEPOSIT

29.1  Tenant has deposited with Landlord that sum of money equal to Ninety-Three Thousand Three Hundred Thirty-Five Dollars and 00/100 ($93,335.00) the equivalent of six (6) months of Fixed Rent (the “Security Deposit”) as security for the full, faithful and punctual performance by Tenant of all of the terms of this Lease. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of rent, or in the event of a Bankruptcy Event, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former amount. If Tenant shall fully and punctually comply with all of the terms of this Lease, the Security Deposit, without interest, shall be returned to Tenant after the termination of this Lease and delivery of exclusive possession of the Demised Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall immediately be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new owner or landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance. Notwithstanding anything in this Lease to the contrary, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any late charges or fees or interest on late payments payable to Landlord pursuant to Section 3.4 above or otherwise without being obligated to give Tenant any prior notice that such amounts are due.

29.2  Notwithstanding the foregoing, in lieu of a cash Security Deposit as described in Section 29.1, Tenant shall deliver to Landlord a clean, irrevocable and unconditional Letter of Credit (the “Letter of Credit”) issued by and drawn upon any commercial bank which is a member of The Clearing House (hereinafter referred to as the “Issuing Bank”) with offices for banking purposes in the City of New York and having a net worth of not less than One Billion and 00/100 ($1,000,000,000.00) Dollars, which Letter of Credit may be drawn upon in New York City, shall have a term of not less than one year, be in the form attached hereto as Exhibit F, be for the account of Landlord and be in the amount of the Security Deposit. Tenant acknowledges that it is a material inducement to Landlord to enter into this Lease that the security be maintained in the form of a Letter of Credit and that Tenant’s failure to provide and maintain such Letter of Credit throughout the Lease term shall constitute a material default under this Lease, and Tenant further acknowledges that notwithstanding anything in this Lease, Tenant shall not be permitted to provide cash security. The Letter of Credit shall provide that:

(i)  The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(ii)  The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the term of this Lease (and shall remain in effect for not less than ninety (90) days following the Expiration Date), unless the Issuing Bank sends written notice (hereinafter referred to as the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

(iii)  If Landlord receives a Non-Renewal Notice and Tenant fails to provide a replacement Letter of Credit which meets the requirements of this Lease not fewer than forty-five (45) days prior to the expiration of the Letter of Credit, such failure shall constitute a material default under this Lease and Landlord shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by Landlord as a cash deposit pursuant to the terms of this Article 29 pending the replacement of such Letter of Credit or Tenant’s default after notice and the expiration of any applicable cure period hereunder); however, Landlord’s holding of such cash security shall not be deemed a waiver of Tenant’s default of its obligation to maintain the security in the form of a Letter of Credit);

(iv)  Upon Landlord’s sale of Landlord’s interest in the land and the Building, the Letter of Credit shall be transferable, without charge, by Landlord, as provided in Section 29.3 hereof;

(v)  If a Bankruptcy Event occurs, Landlord shall have the right, exercisable by a sight draft, to receive monies represented by the Letter of Credit;

(vi)  If a voluntary termination of this Lease occurs, Landlord shall have the right, exercisable by sight draft, to receive monies represented by the Letter of Credit in order to satisfy any fees and payments owed by Tenant in connection with such termination, including without limitation, accrued but unpaid rents and/or other charges payable pursuant to the Lease and any termination fees and all other amounts owed by Tenant to Landlord pursuant to any written agreement entered into between them with respect to such termination; and

(vii)  If Tenant shall owe any late charges or fees or interest on late payments to Landlord pursuant to Section 3.4 above or otherwise, Landlord shall have the right, exercisable by sight draft, to receive monies represented by the Letter of Credit in order to satisfy such amounts owed by Tenant.

29.3  In the event of a sale of Landlord’s interest in the land and the Building, Landlord shall have the right to transfer (at no expense to Landlord) the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new landlord.

29.4  Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

29.5  Landlord agrees that it will not draw down the proceeds of the Letter of Credit except in the event of a default by Tenant hereunder or a Bankruptcy Event or the non-renewal of such Letter of Credit by the Issuing Bank or a voluntary termination of this Lease or the incurrence by Tenant of late charges or fees or interest on late payments to Landlord pursuant to Section 3.4 above or otherwise.

29.6  In the event that at any time during the term of this lease, Landlord, in Landlord’s reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 29.2 hereof, or (b) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the “Existing L/C”) in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the “Replacement Notice”) requiring Tenant within ten (10) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the “Replacement L/C”) from an Issuing Bank meeting the qualifications described in Section 29.2 hereof. Upon receipt of a Replacement L/C meeting the qualifications of Section 29.2 hereof, Landlord shall forthwith return the Existing L/C to Tenant. In the event that (i) a Replacement L/C meeting the qualifications of Section 29.2 hereof is not received by Landlord within the time specified, or (ii) Landlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Section 29.1 hereof, subject, however, to Tenant’s obligation to replace such cash security with a new letter of credit meeting the qualifications of Section 29.2 hereof.

29.7  Tenant shall pay Landlord’s reasonable attorneys’ fees in connection with the replacement, substitution or amendment of the letter of credit described herein or the drawing thereon by Landlord.

29.8  If Tenant: (i) shall fully and punctually comply with all of the terms of this Lease and Tenant shall not have been in default under any of the provisions of this Lease at any time up to and including the first (1st) anniversary of the Rent Commencement Date, then the Security Deposit shall be reduced to the sum of Seventy-Seven Thousand Seven Hundred Seven Nine Dollars and 15/100 ($77,779.15), the equivalent of five (5) months of Fixed Rent; (ii) shall fully and punctually comply with all of the terms of this Lease and Tenant shall not have been in default under any of the provisions of this Lease at any time up to and including the second (2nd) anniversary of the Rent Commencement Date, then the Security Deposit shall be reduced to the sum of Sixty-Two Thousand Two Hundred Twenty-Three Dollars and 32/100 ($62,223.32), the equivalent of four (4) months of Fixed Rent and (iii) shall fully and punctually comply with all of the terms of this Lease and Tenant shall not have been in default under any of the provisions of this Lease at any time up to and including the third (3rd) anniversary of the Rent Commencement Date, then the Security Deposit shall be reduced to the sum of Forty-Six Thousand Six Hundred Sixty-Seven Dollars and 49/100 ($46,667.49), the equivalent of three (3) months of Fixed Rent. Tenant shall be permitted to deliver a new Letter of Credit or an amendment to the existing Letter of Credit to Landlord in the reduced amount, as applicable. If a new Letter of Credit in the form required hereunder is so delivered, Landlord shall promptly after such delivery return the prior Letter of Credit to Tenant. Landlord’s rights with respect to the reduced security or each Letter of Credit to be provided in accordance with this Section 29.8 shall be the same as if such reduced security or each Letter of Credit had in each instance been provided for as the original security deposit or Letter of Credit hereunder.

ARTICLE 30

WINDOW CLEANING

30.1  Tenant will not clean any window in the Demised Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto). In addition, unless the equipment and safety devices required by all legal requirements including Section 202 of the New York Labor Law or any successor statute thereto are provided and used, Tenant will not require, permit, suffer or allow the cleaning of any window in the Demised Premises from the outside (within the meaning of said Section). Tenant hereby indemnifies Landlord against liability as a result of any violation of the foregoing.

ARTICLE 31

CONSENTS

31.1  Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent or approval, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of a determination favorable to Tenant, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no personal or other liability to Tenant for its refusal to give such consent or approval. The sole remedy for Landlord’s unreasonably withholding or delaying of consent or approval shall be as set forth in this Section. Notwithstanding the foregoing, in the event that Tenant claims Landlord unreasonably withheld its consent or approval of any subletting under Article 8, then, at Tenant’s option, Tenant may submit such dispute to expedited arbitration. In the event that Tenant elects to determine whether Landlord unreasonably withheld, delayed or conditioned its consent or approval to any subletting through expedited arbitration, such issue shall be determined under the Expedited Procedures provisions of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association, as amended and effective September 1, 2000 and as may from time to time be amended; provided, however, that with respect to any such arbitration (i) the list of arbitrators shall be returned within five (5) business days from the date of mailing; (ii) the parties shall notify the American Arbitration Association, by telephone, within three (3) days of any objections to the arbitrator appointed, and will have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association and was not objected to in accordance with Rule 57(b); (iii) the notice of hearing referred to in Rule 56 shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator; and (v) the arbitrator shall have no right to award damages. The cost of such arbitration shall be shared equally by the parties.

31.2  Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent or approval of the over lessor and/or the superior mortgagee is required, Landlord shall not be required to give its consent or approval until and unless such over lessor and/or such superior mortgagee has given its consent or approval.

ARTICLE 32

MISCELLANEOUS

32.1  Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord’s written consent, which consent Landlord agrees not unreasonably to withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master’s Rigger’s License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant’s expense. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law.

32.2  Business machines and mechanical equipment belonging to Tenant which may cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises to such a degree as to be objectionable to Landlord or which may interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant at Tenant’s cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

32.3  In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

32.4  Tenant waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action that may be brought hereunder, provided such waiver is not prohibited by law. Tenant shall not interpose any counterclaim in any summary proceeding, unless by not imposing such counterclaim Tenant would be barred from asserting such counterclaim in a separate action or proceeding.

32.5  The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations attached hereto or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event of Tenant at any time desiring to have Landlord sublet the Demised Premises, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The receipt or acceptance by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent required to be paid shall be deemed to be other than on account of the earliest such rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

32.6  This Lease with its schedules and annexes contain the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is signed by the party to be charged. This Lease may not be orally waived, terminated, changed or modified.

32.7  The captions of Articles in this Lease and its Table of Contents and Index are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof. References to Articles and Sections are to those in this Lease unless otherwise noted.

32.8  If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

32.9  If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgment or award which shall not be subject to change by any appeal, then, either party to this Lease may initiate an arbitration in accordance with the provisions of Article 25, which arbitration shall be by three (3) arbitrators each of which shall have at least ten (10) years’ experience in the supervision of the operation and management of major office buildings in Manhattan. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the terms, covenant, condition or provisions theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

32.10  Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall give at least thirty (30) days’ prior written notice to Tenant of its intention so to do. No vault or basement space not within the property line of the Building is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding. Any vault or basement space not within the property line of the Building, which Tenant may be permitted to use or occupy, shall be used or occupied under revocable license and if the amount of such space be diminished or required by any governmental authority having jurisdiction, Landlord shall not be subject to any liability nor shall Tenant be entitled to abatement of rent, nor shall such diminution or abatement be deemed a constructive or actual eviction. Any fee or license charge or tax of municipal authorities for such vault or basement space shall be paid by Tenant to Landlord as additional rent within five (5) days after written demand therefor. In such fee, tax or charge shall be for vault or basement space greater in area than that occupied by Tenant, the charge to Tenant shall be pro-rated.

32.11  Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that (X) the submission by Landlord to Tenant of any drafts of this Lease or any correspondence with respect thereto shall (i) be deemed submission solely for Tenant’s consideration and not for acceptance and execution, (ii) have no binding force or effect, (iii) not constitute an option for the leasing of the Demised Premises or a lease or conveyance of the Demised Premises by Landlord to Tenant and (iv) not confer upon Tenant or any other party any title or estate in the Demised Premises, (Y) the terms and conditions of this Lease shall not be binding upon Landlord in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion and all conditions precedent to the effectiveness thereof shall have been fulfilled or waived, and (Z) if this Lease is not so executed and delivered for any reason whatsoever (including, without limitation, either party’s willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Lease on account of any written or parol representations, negotiations, any legal or equitable theory (including, without limitation, part performance, promissory estoppel, or undue enrichment) or otherwise. In consideration of Landlord’s administrative expense in considering this Lease and the terms of Tenant’s proposed tenancy hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant’s submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant’s irrevocable offer for the leasing of the Demised Premises, to continue for thirty (30) days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant’s offer, whichever shall first occur.

32.12  Tenant acknowledges that Landlord is entering into this Lease on the express condition that Tenant treat the terms and conditions of the subject matter of this Lease confidentially as provided in this Section 32.12. As a condition to the effectiveness of this Lease, Tenant hereby represents and agrees as follows: (i) Tenant shall, at all times, keep the terms and conditions of the subject matter of this Lease strictly confidential (it being agreed that such terms and conditions may be disclosed to Tenant’s directors and officers, as well as Tenant’s legal counsel and accountants who need to know such information for the purpose of complying with the terms and conditions hereof); (ii) such directors, officers and legal counsel and accountants shall be informed by Tenant of the confidential nature of such information and shall be directed by Tenant to treat such information with strict confidence; and (iii) Tenant shall not disclose the terms and conditions of this Lease to any person other than as permitted hereinabove. As used in this Section, the term “person” shall include, without limitation, a corporation, limited liability company, limited liability partnership, general or limited partnership, trust, pension fund, association or individual. Nothing herein shall be construed to prevent Tenant from (x) disclosing the terms of this Lease in connection with any litigation between Landlord and Tenant regarding the subject matter hereof, (y) making any disclosure as required by all applicable legal requirements and (z) reporting terms of the Lease in Tenant’s financial statements as shall be required by generally accepted accounting principles. The terms of this Section shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, Landlord acknowledges that Tenant is required (i) to disclose the terms of this Lease in Tenant’s periodic reports and/or registration statements filed with the U.S Securities and Exchange Commission (“SEC”) and to (ii) to file a copy of the Lease to one or more reports or registration statements filed by Tenant with the SEC in compliance with Tenant’s disclosure obligations under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

32.13  Subject to the Building’s Rules and Regulations, Landlord shall provide Tenant with the use of the Building’s freight elevators and for up to eight (8) hours for Tenant’s initial move-in without charge to Tenant.

32.14  Landlord, at its sole cost and expense, shall install one (1) Building Standard sign identifying the Tenant on the exterior door(s) of the Demised Premises.

ARTICLE 33

SUCCESSORS AND ASSIGNS

33.1  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

ARTICLE 34

HAZARDOUS MATERIALS

34.1  Tenant shall not cause or permit “Hazardous Materials” (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable, explosive or radioactive materials; hazardous wastes; hazardous and toxic substances or related materials; asbestos or any material containing asbestos; or any other such substance or material; as defined by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article 34, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises or the Building in the manner prescribed for such removal by all requirements of law. The provisions of this Article 34 shall survive the expiration or sooner termination of this Lease.

ARTICLE 35

PARTNERSHIP TENANT

35.1  A. If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant’s interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 8 hereof (any such partnership, professional corporation and such persons are referred to in this Article 35 as “Partnership Tenant”), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant for the observance and performance of all the terms, covenants and conditions of this Lease shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case by be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 35).

B.  Anything herein to the contrary notwithstanding, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership, or entity is collectively referred to as a “Successor Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

C.  Notwithstanding the foregoing in Section 35.1 B, Landlord agrees not to unreasonably withhold or delay its consent provided that:

(1)  The Successor Entity succeeds to all or substantially all of Tenant’s business and assets;

(2)  The Successor Entity shall have a net worth (“Net Worth”), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Net Worth of Tenant on (i) the date of execution of the Lease, or (ii) the day immediately preceding the proposed effective date of such conversion;

(3)  Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

(4)  Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the Successor Entity; and

(5)  Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Successor Entity, including, without limitation, any attorney’s fees and disbursements.

ARTICLE 36

SUBMISSION TO JURISDICTION

36.1  Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by mailing of such process to Tenant at the address set forth herein and hereby irrevocably designates Goldstein & GiGioia, LLP, 45 Broadway, 11th Floor, New York, New York 10006, a law firm having offices in Manhattan, to accept service of any process on Tenant’s behalf and hereby agrees that such service shall be deemed sufficient; (c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, county of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices by Landlord and service of process under this Lease shall be the Demised Premises. Notwithstanding the foregoing provisions of this Article 36, Tenant may, by written notice to Landlord, change the designated agent for acceptance of service of process to any other law firm located in the City, county and State of New York.

ARTICLE 37

SUBSTITUTION OF SPACE

37.1  A.Tenant covenants and agrees that Landlord shall, at any time during the term of this Lease, have the absolute and unqualified one-time right, upon ninety (90) days’ notice to Tenant, to designate as the Demised Premises other premises in the Building in accordance with this Article 37. Such notice shall (i) specify and designate the space so substituted for the Demised Premises and (ii) specify the date for termination of the Lease which date shall be no sooner than ninety (90) days from the date of Landlord’s Notice (as hereinafter defined)(“Cancellation Date”) if Tenant elects to terminate the Lease in accordance with Section 37.2 below (“Landlord’s Notice”). Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Demised Premises shall be deemed to be such substituted space (hereinafter called “Substituted Space”), with the same force and effect as if the Substituted Space were originally specified in this Lease as the Demised Premises, subject however, to Tenant right to terminate this Lease as set forth in Section 37.2. Said Substituted Space shall be substantially similar in size to that of the Demised Premises and shall be on the 15th floor of the Building or above.

B.	In the event of the substitution of space as provided in subparagraph A above:

(i)
Landlord shall, at Landlord’s expense, prepare the Substituted Space so that it is in substantially the same condition, including layout and the number of offices and desk space as the Demised Premises;

(ii)
As soon as Landlord has completed preparing the Substituted Space as set forth in subsection (i), Tenant, upon seven (7) days prior written notice, shall move to the Substituted Space, and upon failure of Tenant to so move to the Substituted Space, Landlord may, as Tenant’s agent, remove Tenant from the Demised Premises to the Substituted Space. Failure to Tenant to move to the Substituted Space pursuant to this Article 37 be deemed a material breach of this Lease on the part of Tenant. Notwithstanding the foregoing, Landlord shall either, at its option, reimburse Tenant for all moving expenses or move Tenant to the Substituted Space at Landlord’s sole cost and expense; Tenant’s moving expenses shall also include reasonable out-of-pocket expenses for reinstallation of Tenant’s equipment, telephones and computers in Substituted Space; reinstallation or replacement of improvements made by Tenant in Demised Premises; door lettering (comparable to door lettering at Demised Premises); and other reasonable out-of-pocket expenses reasonably incurred (to the reasonable satisfaction of Landlord) solely as a result of any substitution of space pursuant to this Article 37; and

(iii)
Following any substitution of space pursuant to this Article 37, Landlord and Tenant shall, at the request of either party, promptly execute and deliver an agreement setting forth such substitution of space and the changes (if any) in the fixed rent and rentable square footage in the applicable places in this Lease.

37.2  In the event Landlord exercises its rights hereunder, Tenant shall have the right to terminate this Lease (without payment of any termination fees to Landlord), provided, however, that Tenant provides Landlord written notice of such election to terminate within fifteen (15) days of receipt of Landlord’s Notice. In the event Tenant exercises such right to terminate in accordance with this Article 37, then this Lease shall end and expire as of the Cancellation Date indicated on Landlord’s Notice, and Tenant shall vacate the Demised Premises and surrender the same to Landlord on or before the Cancellation Date in accordance with the provisions of this Lease, and Tenant shall have no further obligations to Landlord relating to the Demised Premises, except for actual or contingent liabilities of Tenant to Landlord, including, but not limited to, the payment of all Rent and other charges payable to Landlord, accrued through and including the later of the Cancellation Date or the date of Tenant’s surrender of the Demised Premises to Landlord in the condition required by this Lease, which liabilities shall survive the expiration of the Lease.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.

DOLP 675 PROPERTIES II LLC, a Delaware limited liability company

By: DOLP 675 Properties LLC, a New York limited liability company, its Sole Member

By: The Durst Organization L.P., a Delaware limited partnership, its Sole Member

By: The Durst Group LLC, a New York limited liability company, its General Partner

By: The Durst Organization Inc., a New York corporation, its Manager

By:________________________ Douglas Durst, President

By: The Durst Properties Trust Inc., a Maryland corporation, its General Partner

By:__________________________ Douglas Durst, President

LEV PHARMACEUTICALS, INC.

By: __________________________
Name:
Title:

TENANT ACKNOWLEDGMENT

State of New York	)
	)	ss.:
County of New York	)

On the ____ day of __________________ in the year 2006 before me, the undersigned, a Notary Public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

FLOOR PLAN

EXHIBIT B

WORK LETTER

Tenant acknowledges that it has inspected the Demised Premises, is fully familiar with the condition thereof, and agrees to take possession of the Demised Premises in its present "as is" condition and shall not call upon Landlord to perform any alterations or decorations or furnish any materials to or in the Demised Premises to suit them for Tenant's occupancy, except that Landlord, at its sole cost and expense, shall perform the following work as outlined in clauses (a) through (k) below in accordance with Royal Realty Sketch A-1 Revised dated 11/28/06 (“Sketch”) and attached hereto:

(a)  Demolish approximately thirty (30’-0”) lineal feet of drywall and remove all debris as indicated in the Sketch;

(b)  Furnish and install approximately twenty (20’-0”) lineal feet of new Building Standard drywall partitions as indicated in the Sketch;

(c)  Furnish and install one (1) new 6’ x 8’ hollow metal door frame, one (1) pair of 3’ x 8’ stain grade cherry veneer doors and new hardware to match existing as indicated in the Sketch;

(d)   Furnish and install new 2’x 2’ suspended acoustical ceiling to match existing in areas affected by new construction;

(e)  Remove existing carpet and furnish and install new Building Standard carpet manufactured by “Karastan” or vinyl composite tile throughout the Demised Premises. Office carpet will be “Plateau Series” and general area carpet will be “FiFi Series” in colors selected by Tenant from samples provided by Landlord. Furnish and install new 4” vinyl wall base on all partitions and columns;

(f)  Remove and re-install eight (8) existing 2’ x 4’ light fixtures, re-circuit lighting and install one (1) new light switch;

(g)  Furnish and install five (5) 20 amp receptacles and five (5) tele/data stubs as indicated in the Sketch;

(h)  Relocate existing sprinkler heads or furnish and install new sprinkler heads to meet NYC code requirements;

(i)   Relocate existing HVAC ceiling air diffusers in areas affected by new construction;

(j)  Paint all surfaces usually painted in the Demised Premises, not more than one color per room, standard of the building, in colors selected by Tenant; and

(k)  Remove existing and install new wall covering on east the Conference Room wall.

Tenant agrees that all telephone, data and communication cabling and associated equipment is to be installed by Tenant at Tenant's sole cost and expense.

  In no event however, shall Landlord be required to employ any "overtime" labor or pay any "overtime" or other premium pay rate in connection with any of the foregoing work set forth in this Work Letter.

EXHIBIT C

CLEANING SPECIFICATIONS

OFFICE CLEANING ON BUSINESS DAYS

Desk and table tops are dusted nightly.
All horizontal and vertical surfaces are dusted nightly.
All glass top desks and tables are damp wiped nightly.
All composition tile flooring is thoroughly dust mopped nightly with treated cloth. All corners are cleaned.
Carpeted areas thoroughly vacuumed weekly; additionally, high traffic areas of floor vacuumed nightly.
Low dusting of furniture is done nightly.
All waste baskets are emptied nightly.
Desk trays are dusted nightly.
Hi-dusting - quarterly.
Window cleaning - approximately three times annually.
CORE LAVATORIES - NIGHTLY - Monday through Friday, inclusive (excluding holidays as described in Lease).

Sweep and wash and scrub all lavatory flooring, using germicide in the water.

Wash and polish all mirrors, powder shelves, brightwork, etc., including flushometers, piping, toilet seat, hinges.
Wash both sides of all toilet seats.
Wash and disinfect all basins, bowls and urinals.
Dust all partitions, tile walls, dispensers and receptacles.
Empty and clean paper towel and sanitary disposal receptacles.
Remove wastepaper to designated area in the loading dock.
Fill toilet tissue holders.
CORE LAVATORIES - PERIOD CLEANING

Machine scrub flooring monthly.
Wash all partitions, tile walls and enamel surfaces once a month, using proper disinfectant monthly.
Wash all metal ceilings once per annum.
Dust all lighting fixtures once a month.
Do all high dusting once a month.

EXHIBIT D

RULES AND REGULATIONS

The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants’ premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrances, corridors, escalators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities, furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

The landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register, Tenant’s employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between the Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Building may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection or any person to or from the tenant’s premises or the Building under the provisions of this rule.

No tenant shall obtain or accept for use in its premises, ice, drinking water, food beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are not excessive. Such prohibition shall not include food and beverage deliveries to the Demised Premises. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulations as may be fixed by the Landlord.

EXHIBIT D

No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant’s premises.

There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

All entrance doors in each tenant’s premises shall be kept locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant’s premises shall be kept closed at all times. All blinds in any tenant’s premises above the ground floor shall be lowered when and as reasonably required, because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant’s premises.

No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooking shall be done in the Tenant’s premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

Tenant shall not permit any cooking or food odors emanating within the Demised Premises to seep into other portions of the Building.

No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

EXHIBIT D

No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to the Landlord.

No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

No tenant shall lease desk space or permit the licensing of desk space in the premises demised to such tenant.

No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the landlord.

Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

The tenant’s employees shall not loiter around the hallways, stairways, elevators, front roof or any other part of the Building used in common by the occupants thereof.

If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

Any cuspidors or similar containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the expense of the Tenant.

EXHIBIT D

All movers used by any tenant or occupant of the Building shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Building). No Tenant shall move, or permit to be moved, into or out of the building or the premises demised to such Tenant, or move any heavy or bulky matter without specific approval of the Landlord, and if such matter requires special handling, only a person holding a master rigger’s license shall be employed to perform such special services. Tenant shall protect the Demised Premises, including all finishing work from damage or soiling by Tenant’s movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant’s failure to do so.

If the Demised Premises shall be situated on the ground floor of the Building, Tenant shall cause all exterior windows facing on any street or avenue to be thoroughly cleaned inside and out at least once per week. In addition, if the Demised Premises shall be on the ground floor, Tenant shall likewise cause the exterior of any storefront or sign to be kept clean, properly maintained and in good order and repair throughout the term of this Lease.

No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Demised Premises.

The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

No tenant shall occupy or permit any portion of the Demised Premises leased to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop or as an employment bureau or agency, or for a public finance (personal loan) business. No tenant or occupant shall engage or pay any employees on the Demised Premises, except those actually working for such occupant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises.

Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable fee of any architect, engineer or attorney employed by landlord to review said plan, agreement or document.

Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude for the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

EXHIBIT D

Tenants, in order to obtain maximum effectiveness of the cooling system shall lower and/or close venetian or vertical blinds or drapes when the sun’s rays fall directly on windows of Demised Premises.

In order that the Building can and will maintain a uniform appearance to those outside of same, each Tenant in building perimeter areas shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

All paneling, carpets, upholstery, drapery, furniture, and decorating materials shall be composed of fire and smoke retardant materials recommended by the New York City Fire Department. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord, or its agents, in a manner satisfactory to the Landlord.

Except as provided for in the Work Letter, when alterations to or above hung ceilings are performed, sprinkler systems will be installed at Tenant’s cost and expense.

Because of requirements of Local Law 5 regarding certain fire safety regulations, it is necessary that Landlord know at all times the approximate number of persons within the demised premises after normal business hours (i.e. after 6:00 P.M. on weekdays and on weekends and holidays). Accordingly, within thirty (30) days after the date hereof, Tenant shall submit to Landlord its best estimate of the number of Tenant’s employees, agents, visitors and other persons which Tenant expects to occupy the demised premises at any time after normal business hours. Prior to 5:00 P.M. of each weekday or prior to 5:00 P.M. on the day preceding a weekend or holiday, Tenant shall inform the building manager’s office whenever Tenant knows, or has reason to believe, that the number of its employees, agents, visitors and other persons occupying the demised premises after normal working or business hours that evening or the next day(s), as the case may be, will exceed this estimate. Tenant also shall keep reasonable records which indicate the number of persons entering and leaving the demised premises after normal business hours, and shall provide copies of such records to Landlord at Landlord’s request.

The use of air hammers or saw-all, drilling or cutting through or shooting fasteners into the slab, between the hours of 8:00 a.m. and 7:00 p.m., Monday through Friday (except holidays), which disturbs other tenants in the Building, whether for Tenant’s initial work installation or for subsequent permitted alterations, shall be prohibited.

The following work may only be done by Tenant, its contractors, agents, employees and representatives after business hours and otherwise in accordance with the provisions of this Lease and these Rules and Regulations: (a) demolition; (b) cutting, trenching, chopping, coring and drilling of floor slabs; (c) shooting fasteners into slab, floor or overhead; (d) spraying of paint or other coatings; (e) disconnects or shutdowns affecting other tenants or other portions of the Building; and (f) burning or welding of steel which causes fumes to be transmitted to other parts of the Building.

EXHIBIT D

At the expiration of Tenant’s lease term, if Landlord shall not require Tenant to remove any supplemental air-conditioning system which Tenant has installed or utilized in its demised premises, Landlord reserves the right to require Tenant, at Tenant’s own sole cost and expense, to (a) remove the refrigerant from said supplemental air-conditioning system, in full compliance with all applicable provisions of this Lease and with any and all applicable laws, ordinances, orders, rules, and regulations relating to such removal and (b) promptly repair any and all damage caused by, or resulting from, such removal.

Tenant shall not give any tips, gratuities, compensation or any other payments or gifts to Landlord’s employees or agents without Landlord’s prior written consent.

There shall not be used in any tenant’s premises any portable or desk-top space-heating device or fan device, whether electrically powered or otherwise.

EXHIBIT D-1

BUILDING RULES AND REGULATIONS FOR TENANT ALTERATIONS

The following Rules and Regulations apply to new Tenant construction as well as Tenant remodeling work. They have been formulated for the following purposes:

1.	To assist Tenants in understanding the proper methods and procedures for the performance of construction activities within the Building.

2.	To maintain integrity of the architectural, structural, electric, mechanical and fire-safety systems of the Building.

3.	To ensure all work is performed in accordance with all governing laws, safety requirements and in a workman like manner.

4.	To protect the rights of other Tenants.

The Landlord reserves the right to modify these rules and regulations from time to time as may, in their sole judgment, be required to preserve the integrity of the Buildings structure and systems, and the safety and quiet enjoyment of the occupants of the Building.

I.	GENERAL RULES & REGULATIONS

A.  Tenant shall ensure that all proposed alterations, decorations, installations, repairs, improvements and/or replacements (which shall hereafter be called “Alteration(s)”, and which are sometimes referred to as “Tenant’s Work” in the Lease) comply with the Administrative Code of the City of New York and all other laws, codes, ordinances, rules and regulations promulgated by all governmental agencies having jurisdiction over such Alterations, including, without limitation, the Americans with Disabilities Act.

B.  Tenant shall ensure that all Alterations are performed in accordance with all applicable provisions of the Lease. Only where the Lease is specifically more restrictive does the Lease supercede these Rules & Regulations.

C.  Tenant shall ensure that all proposed Alterations comply at minimum with the Building Standards.

D.  Tenant shall ensure that all proposed Alterations are properly designed to serve Tenant’s needs, while remaining in full conformity with, and not adversely affecting, any Building systems.

E.  All proposed Alterations are to be performed by a general contractor and sub-contractors that have been previously approved by Landlord to perform work in the Building. Refer to the Building’s “List of Approved Contractors” for a complete listing.

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F.  Prior to the start of the Alteration, Tenant shall submit to Landlord a complete list of Tenant’s general contractor, all sub-contractors, vendors business name, business address, contact, phone number, fax number and 24 hour emergency number including the required insurance certificates, signed Indemnification and Hold Harmless Agreements, N.Y.C. Dept. of Buildings Work Permits.

G.  Landlord reserves the right to withhold its consent of any Alteration due to Tenant’s non-compliance of any rule, regulation, requirement or guideline contained in this Exhibit or in the Lease.

H.  Landlord’s approval or disapproval of any proposed Alteration shall in no event change or modify any provision of the Lease.

I.  Tenant shall only use materials and employ labor that will not result in any labor difficulty or interruption of Landlord’s operation of the Building.

J.  If any part of Tenant’s Alteration is improperly or inadequately performed or incomplete in any manner, Landlord shall have the right to perform all necessary corrective work at Tenant’s cost and expense.

K.  Landlord reserves the right to stop the progress of any Alteration that is not being performed in strict compliance with the terms and conditions outlined herein.

II.	SUBMISSION OF DRAWINGS

A.  Tenant shall submit for Landlord's review and written approval, complete architectural and engineering drawings, including but not limited to mechanical, electrical, plumbing, sprinkler and structural drawings which fully detail all aspects of the proposed Alterations as follows:

-	Four (4) complete sets of full-sized 1/8” scale drawings.

-	Complete set of Architectural and Engineering drawings submitted electronically utilizing AutoCAD format.

-	All revisions and final “As-Built” drawings are to be provided in AutoCAD format.

-	Electronic drawings should be sent to planroom@durst.org.

B.  All drawings submitted for Landlord's review must be prepared, signed and sealed by Tenant's registered architect and professional engineer, licensed to conduct business in the State of New York.

C.  Tenant’s drawings must include details of connections to all Base Buildings systems and must be accompanied by a statement outlining the total electrical and mechanical loads.

EXHIBIT D-1

D.  Landlord reserves the right to refer Tenant’s drawings to Landlord’s consulting engineers for review. All costs incurred by Landlord for any such review, approval and/or inspection of Tenant’s Alteration shall be reimbursed by Tenant.

E.  Tenant shall provide Landlord, for Landlord’s review and written approval, all revised, modified and/or additional drawings issued in the course of the Alteration, in the quantities and format outlined in (A.) above.

F.  Landlord’s review and approval of Tenant’s drawings is for consent purposes only and is not a review for compliance with any law, ordinance, code or insurance requirement, nor a review of the adequacy of Tenant’s design. No such approval or comments shall constitute a waiver of the obligation that the Alteration complies with all governmental laws, codes, rules, regulations, or the terms and conditions outlined in this Exhibit.

G.  Landlord’s approval or disapproval of the Alteration, or required revisions to and re-submission of Tenant’s drawings which incorporate Landlord’s comments shall in no way be construed or considered a delay caused by Landlord.

H.  Upon the completion of the Alteration, Tenant shall provide Landlord a complete set of final architectural and engineering “As-Built” drawings in the quantities and format outlined in (A.) above.

III.	FILING REQUIREMENTS

A.  Prior to the commencement of the Alteration, Tenant's architect or other representative designated by Tenant, shall file all drawings relative to Tenant's Alterations with the N.Y.C. Department of Buildings and all other governmental agencies having jurisdiction thereof.

B.  Tenant shall pay the cost of all filing and permit fees necessary to secure all required approvals and permits from the N.Y.C. Department of Buildings and all other governmental agencies having jurisdiction thereof.

C.  No Alteration shall commence without a permit issued by the N.Y.C. Department of Buildings. Copies of all N.Y.C. Department of Buildings approved applications, permits and drawings are to be submitted to Landlord prior to the start of the Alteration.

D.  All work shall comply with all rules, regulations, codes, laws and ordinances of the city, state and federal governmental agencies having jurisdiction, including without limitation, those relative to the Americans With Disabilities Act.

E.  Upon the completion of the Alteration, Tenant shall submit to Landlord, copies of all final sign-offs and controlled inspection reports from the N.Y.C. Department of Buildings and all other governmental agencies having jurisdiction thereof.

EXHIBIT D-1

IV.	INSURANCE REQUIREMENTS

A.  Indemnification and Hold Harmless

1.
To the fullest extent permitted by law, Tenant shall compel its General Contractor / Construction Manager and every tier of Sub-Contractor collectively, (“Contractor”) to execute an Indemnification and Hold Harmless Agreement in the form of Schedule A annexed hereto, pursuant to which “Contractor” shall indemnify and hold harmless The Durst Buildings Corporation, Royal Realty Corp., and all affiliated and subsidiary limited partnerships, limited liability companies, and other entities thereof as may now or may hereafter exist, including nominees or trusts, and the shareholders, partners, directors, officers, employees, and agents of any such corporation, person or entity (collectively, “The Durst Buildings Corporation, et al.”) from and against any and all loss or damage, claim, demand, suit or action (collectively, a “Claim”) or judgment for damages on account of or by reason of bodily injury, including death, damage to property, and from all costs and expenses incurred on account of any such Claim, including, without limitation, attorney’s fees and disbursements, caused by or directly or indirectly arising out of or claimed to have been caused by or to have directly or indirectly arisen out of, (i) any purchase order (as same may be modified), or (ii) any work done or performed by “Contractor” or (iii) “Contractor’s” failure to do or perform any work required to be done, or (iv) the negligence of “Contractor”, or any of its subcontractors, or any of “Contractor’s” or such subcontractor’s respective agents, servants or employees, or (v) “Contractor’s” failure to comply with any applicable law, rule, regulation or permit, and “Contractor” shall, at it’s own cost and expense, defend any such Claim which may be asserted or commenced against The Durst Buildings Corporation, et al., by reason thereof or in connection therewith, and “Contractor” shall pay and satisfy any and all judgments which may be recovered in any such Claim and defray or reimburse any and all expenses, including costs and reasonable attorney’s fees, which may be incurred in or by reason of such Claim, and shall keep the property of The Durst Buildings Corporation, et al., free and unencumbered of any charge or lien of any kind.

B.  Insurance

1.
Prior to the start of any Alteration, Tenant’s “Contractor” shall secure, and keep in full force and effect, throughout the term of the project at the Building, the following Insurance coverage at the sole cost and expense of Contractor. Such Insurance shall be primary, notwithstanding any other insurance that might be in effect for the indemnified parties:

a.
Commercial General Liability Insurance, including Contractual Liability (to specifically include coverage for the indemnification and hold harmless clause of this Agreement), Products & Completed Operations Liability (including XCU coverage where appropriate), Broad Form Property Damage, Personal Injury Liability and Advertising Injury Liability, written on an occurrence form, with combined bodily injury and property damage limits of liability of no less that $5,000,000 per occurrence, $5,000,000 Personal & Advertising Injury and $5,000,000 Products and Completed Operations liability with $5,000,000 aggregate limit per project. Contractor agrees to maintain completed operations coverage, including the indemnified parties as additional insureds for two years following completion of the work. The limits of liability can be provided in a combination of a Commercial General Liability policy and an Umbrella Liability policy, which is written on a no less than follow-form basis of the General Liability policy. Such policies shall contain no exclusions, other than those in the basic policy form, that will in any way negatively affect coverage provided to the indemnified parties. Notwithstanding above, the General Contractor/ Construction Manager shall maintain limits of $25,000,000.

b.	Worker’s Compensation Insurance providing statutory benefits for Contractor employees and Employer’s Liability coverage in an amount that is no less that $500,000;

EXHIBIT D-1

c.
automobile Liability Insurance, including owned, non-owned, and hired car liability insurance for combined limits of liability of $5,000,000 per occurrence. The limits of liability can be provided in a combination of an Automobile Liability policy and an Umbrella Liability policy, which is written on a no less than follow-form basis of the automobile policy;

d.
At Tenant’s own cost and at the Landlord’s option, “Builders Risk” coverage on the Alterations shall be required in an amount satisfactory to the Landlord. Said improvements are to be included in or added to the Tenant’s insurance policy and the Landlord shall be added as additional named insured a/i/m/a.

2.
All required insurance policies and bonds shall be maintained with insurance companies licensed within the State of New York and holding an AM Best rating of no less than A-, VIII. Said policies shall contain a provision that coverage will not be canceled, non-renewed or materially changed, until at least thirty (30) days’ prior written notice has been provided to Landlord or its agent.

3.
Contractor agrees to waive its rights of subrogation against the “Durst Building Corporation, et al. and shall have included in each of the above policies, and shall cause it’s Contractors to have included in each of the above policies, except Workers Compensation, a waiver of the insurer’s right of subrogation against “Landlord”.

4.
Certificates in the customary form, i.e. Acord 25, evidencing all terms of this Section of the Lease, shall be delivered to the Landlord or its agent, prior to commencement of any Alterations. Similar certificates shall be delivered evidencing the renewal or replacement of such insurance, at least 30 days prior to the effective date of such renewal or change of insurer.

EXHIBIT D-1

C.  Tenant Obligations

1.
Tenant shall not permit or allow its Contractor, sub-contractors, vendors or any other entity involved in the Alteration to commence or proceed with any work until all required insurance has been obtained and acceptable certificates of such insurance and indemnification have been delivered to Landlord. If insurance, as required in this agreement, is canceled, non-renewed or materially changed within 30 days of the required notification as noted in IV B.3., all work shall cease and desist until the required insurance is in place and revised certificates of insurance, if applicable, are provided to Landlord.

2.
If work by Tenant must be performed in premises other than Tenant’s own Demised Premises or Landlord’s common areas, then Tenant will be required to provide Certificates of Insurance for the same limits and hold harmless indemnification to the entity in whose space such work takes place, naming said entity as the certificate holder and an additional insured and shall name the Landlord as additional insured for such work.

V.   LDING SERVICES AND FREIGHT ELEVATOR

A.  Prior to the start of work, Tenant shall provide the Building Office with written authorization allowing Tenant’s general contractor to schedule all necessary Building services and freight elevator services at Tenant’s cost and expense.

B.  Any shutdown of the Building’s mechanical, electric, plumbing, sprinkler or Class “E” systems required in connection with the Alteration shall be requested through the Building Office in writing, at least 48 hours prior to the requested shutdown date. Building system shutdowns shall be scheduled on non-business days or on business days between 7:00PM and 6:00AM with all work being completed during this time. Shutdowns shall be performed by Landlord's personnel and/or designated contractors at Tenant's cost and expense. Any shutdown that affects other tenants or Building operations is to be requested at least two (2) weeks prior to the requested shutdown date and is to be scheduled subject to final approval and coordination by the Building Manager.

C.  Tenant shall be responsible for the reimbursement of all reasonable costs (including but not limited to preventative measures, repairs, testing, standby personnel, etc.) incurred by other tenants resulting from any shutdown necessitated by the Alteration.

D.  The use of the freight elevators for hoisting materials, equipment and the removal of rubbish shall only be permitted during non-business hours or on non-business days and shall be arranged and scheduled through the Building Office. Tenant shall be required to pay the Building’s standard hourly charge for overtime freight elevator use. A four (4) hour minimum charge will apply for all weekends and holidays.

EXHIBIT D-1

E.  Landlord will not assume any responsibility for any disturbance to Tenant or deficiency created in any mechanical system or electrical service to the Demised Premises by reason of the Alteration.

F.  All necessary cleaning and repair of the Building Common and core areas, equipment, or systems affected by or resulting from the Alteration, will be performed by Landlord’s personnel, or other Landlord approved service vendor at Tenant’s cost and expense.

G.  Tenant shall be responsible for Landlord’s standard charges for porters, security, engineers, elevator mechanic and other costs incurred by Landlord in connection with the Alteration as specified herein.

H.  All construction personnel, and the delivery of all tools, equipment and material shall be required to use the freight elevator at all times. The use of the passenger elevators for any purpose is strictly prohibited.

I.  All work that produces a flame, heat or sparks such as, but not limited to: welding, abrasive cutting, soldering, grinding and torch work is known as “Hot Work”. All Hot Work must be performed in accordance with the Buildings Hot Work loss prevention plan. Contact Building Management for a copy of the plan.

VI.	DEMOLITION AND CONSTRUCTION

A.  All demolition, construction and other such work which creates disturbance or annoyance to other tenants in the Building or interferes with the Building operations (including, but not limited to chopping, coring, cutting, fumes, odors, drilling, anchoring, welding, sawing, etc.) must be scheduled with the Building Office and must be performed before or after business hours (8:00 am - 6:00 pm) or on non-business days or as otherwise directed by Building Management. Building Management reserves the right to stop work at any time, which in Landlord’s sole judgment, fails to comply with this requirement.

B.  Tenant’s general contractor shall provide an approved, licensed electrician as standby during all demolition work.

C.  All demolition work shall be supervised by Landlord’s representative at Tenant’s cost and expense.

D.  Tenant’s general contractor shall:

1.	Have a superintendent or foreman at the premises at all times when work is in progress.

2.	Monitor the actions and activities of all workers involved with the Alteration to ensure strict compliance with this Exhibit.

EXHIBIT D-1

3.
Keep the demised premises and all Building common and core areas clean, orderly, and properly protected from damage during the course of the Alteration. All debris is to be placed in appropriate containers and removed from the Building daily.

4.	Protect and seal off the elevator lobby doors to prevent dust and dirt from entering the elevator shafts and equipment.

5.	Protect the perimeter HVAC or heating units and enclosures from dirt, dust and damage.

6.	Protect and seal off all supply and return grilles, diffusers and ducts to prevent dust from entering the Building’s air conditioning and ventilating systems.

7.	Protect all Class “E” fire alarm devices (speakers, strobes, smoke detectors, etc.) and wiring.

8.	Ensure that all work is performed in accordance with O.S.H.A. rules and regulations.

9.	Ensure that all operable windows remain closed during the Alteration.

10.	Clean and vacuum the inside of all perimeter enclosures upon completion of the Alteration.

11.
Ensure that all contractor personnel involved with the Alteration are issued identification badges that are clearly worn at all times. Only such personnel will be permitted access to and from the demised premises. Any contractor and/or sub-contractor not complying with this regulation, or found outside the demised premises without authorization from Building Management will be banned from working in the Building.

12.	Ensure any proposed alterations affecting the elevator doors, fixtures, or call buttons are performed by the building’s elevator vendor.

E.  All electro-static spray painting must be performed after normal business hours and is to be scheduled with the Building Office.

F.  The storage of tools, equipment, material, debris, or other construction related items in the Building common or core areas, stairways, roof, sidewalks, etc. is strictly prohibited.

G.  Only UL, BSA, and MEA approved material and equipment are to be used in any Alteration.

H.  If at any time during the Alteration that the Building Class “E” fire alarm and sprinkler systems are to be temporarily disabled, Tenant’s contractors, at Tenant’s cost and expense, shall maintain the necessary N.Y.C.F.D. certified fire watch personnel for the demised premises required by governmental authorities having jurisdiction. In addition, Landlord will provide additional fire watch, at Tenant’s cost and expense, for all areas outside of the demised premises that may be affected by such temporary shutdown. If at any time during the Alteration, Tenant’s work activates the Building’s Class “E” system; Tenant shall be responsible for all resulting costs, penalties, and repairs.

EXHIBIT D-1

I.  ll perimeter HVAC enclosures and grilles that are damaged or missing as a result of the Alteration are to be replaced with new to match existing.

J.  Drywall partitions or installation abutting perimeter window mullions must allow for the operation of operable and pivoting windows where applicable. The fastening of metal studs to the perimeter window mullions and perimeter HVAC enclosure is not permitted.

K.  All perimeter HVAC enclosures and grilles are to be removed prior to painting and re-installed when dry. Do not paint in place.

L.  The chasing or chopping of the structural slab, masonry core walls and/or perimeter walls is strictly prohibited.

M.  The attachment of drywall metal studs or track to mechanical, electrical, plumbing, sprinkler or any Building system is not permitted.

N.  Access doors must be provided in ceilings and walls as required for access to all Building equipment and Tenant equipment.

O.  All locking devices must be keyed to the Building Master keying system and coordinated with the Building Manager.

P.  Tenant’s general contractor shall be responsible to properly patch, seal and firestop all penetrations in the slab, core walls, core closets, demising walls and perimeter walls. All structural fireproofing must be replaced if damaged or missing.

Q.  Tenant shall not install any outside louver or modify the exterior of the Building in any way without Landlord’s prior written approval.

R.  All unused piping, ductwork, conduit, wiring, cabling, equipment, materials and previously installed work that is no longer being utilized is to be removed in its entirety.

S.  All fire exits shall be kept clear and accessible at all times. Tenant’s general contractor is to provide fire extinguishers in sufficient quantities and type required by the size and scope of the Alteration.

T.  Tenant shall not install any equipment in the Building Electric Closets, Telephone Closets, Mechanical Equipment Rooms, or any Building common or core areas without prior written approval from Landlord.

U.  No exposed piping of any kind will be permitted.

EXHIBIT D-1

V.  All wood used in the Alteration is to be “fire-rated”.

W.  All risers, valves, piping equipment, etc. are to be clearly tagged and labeled.

X.  All work, which creates fumes or smoke, shall be mechanically exhausted to the outside of the Building, and is to be coordinated with Building Management.

Y.  Tenant’s design shall incorporate all necessary sound proofing measures to prevent all noise or sound from emanating from the demised premises, which in Landlord’s sole judgment, creates a disturbance or annoyance to other tenants in the Building.

Z.  All furniture and equipment must be located a minimum of 1’-0” from the face of any perimeter heating and/or air conditioning enclosure.

VII.	MECHANICAL/ ELECTRICAL/ PLUMBING/ FIRE PROTECTION STANDARDS

A.  MECHANICAL STANDARDS

1.	All mechanical piping, valves, equipment, dampers etc. are to be properly tagged and labeled.

2.
Tenant shall provide Landlord with two (2) copies of final air-balancing reports approved by Tenant’s engineer upon completion of the Alteration. Tenant’s general contractor shall only use the services of the Building approved air-balancing contractor to perform such balancing.

3.	Tenant’s HVAC design shall include return air openings in all full height drywall partitions, in sufficient size, location and quantity as required for proper return air flow.

4.	All new and existing supply air ductwork is to be properly sealed, insulated, and pressure tested for leaks.

5.
In Building’s requiring V.A.V. systems, Tenant’s HVAC design shall incorporate only Building approved variable air volume (V.A.V.) boxes and controllers which are compatible with the Building’s B.M.S. system. No substitutions are permitted. Contact Building Manager for additional information and equipment specifications.

6.	All existing V.A.V. boxes that are to be re-used must be re-fitted, to the extent not previously installed, with new controllers that are compatible with the Building’s B.M.S. system.

7.	All V.A.V. boxes that are removed during demolition are not to be reused. New building standard V.A.V. boxes, controls and thermostats are required.

EXHIBIT D-1

8.
Tenant shall be required, at Tenant’s cost and expense, to utilize the services of Landlord’s contracted B.M.S. vendor or other contractor designated by Landlord to adjust, test, alter, relocate, add to, or remove any equipment connected to the B.M.S. system required by or resulting from the Alteration.

9.	Tenant shall be responsible for all costs resulting from the maintenance and service of all V.A.V. boxes and controllers within the demised premises for one (1) year after installation.

10.	All new and existing ductwork that passes through a fire-rated partition or wall shall be provided with U.L. or B.S.A. fire/smoke dampers and access doors.

11.	Flexible ductwork and connectors are not permitted.

B.  ELECTRICAL / CLASS “E” STANDARDS

1.	All electrical risers, panels, boxes and equipment are to be properly tagged and labeled.

2.	All electric panels are to be provided with complete, accurate and typed panel directories.

3.	All penetrations in or through the slab, core walls or rated partitions are to be properly sealed and firestopped.

4.	All masonry core walls, perimeter walls and columns are to be furred-out to receive new electrical devices or equipment.

5.	All low voltage wiring and cable in partitions is to be run in conduit. Provide conduit stub-up from an approved box to suspended ceiling above.

6.	All wiring and cable that is run below the slab is to be in conduit. All conduit is to be properly supported and run as tight as possible to the underside of the slab.

7.	All wiring and cable that is run in Building Common or core areas or other tenant’s premises is to be run in conduit.

8.	Tenant shall coordinate all modifications to the existing security system serving the demised premises with the Building Manager and the Building’s security system vendor.

9.
Tenant, at Tenant’s cost and expense, shall only use the services of Landlord contracted fire alarm service vendor or other contractor designated by Landlord to adjust, test, alter, relocate, service, maintain, add to, or remove all equipment or devices connected to the Building’s Class “E” system.

EXHIBIT D-1

10.	The use of portable, desktop, or other type of space heating devices or fan devices, whether electrically operated or otherwise, is strictly prohibited.

11.
All Tenant Class “E” sub-systems shall be interfaced with the Building’s Class “E” system at Tenant’s cost and expense. The filing of all Tenant sub-systems is to be filed by Tenant at Tenant’s cost and expense.

12.	Surface mounted wire-mold or wire raceways are not permitted.

13.	The use of extension cords, other than surge suppressor outlets, is not permitted.

C.  PLUMBING/FIRE PROTECTION STANDARDS

1.
All toilet rooms, pantries with dishwashers, supplemental mechanical equipment rooms, kitchens and all other such rooms requiring the use of water shall be provided with floor drains. In addition all kitchens and mechanical equipment rooms are to be provided with membrane waterproofing and all supplemental mechanical equipment rooms are to be provided with a 4” concrete curb around the entire perimeter of the room.

2.	All electric hot water heaters are to be provided with a drip pan and relief valve that is to be piped to a drain approved by Landlord.

3.	All new and existing hot and cold-water piping is to be properly insulated.

4.	When connecting new hot and cold water lines to existing risers, Tenant’s plumbing design shall provide an additional valved outlet of equal size and type for future tie-in capability.

5.	All new plumbing valves and equipment are to be properly tagged and identified.

6.	An active sprinkler main loop is to be provided around the Building core, or between fire stairs, at all times during the Alteration.

7.
All sprinkler systems are to be hydrostatically tested for a two (2) hour minimum at 200 lbs. pressure and are to be witnessed by authorized Building personnel. Coordinate all testing with Building Manager.

8.
Tenant, at Tenant’s cost and expense, shall provide and install all auxiliary fire hose cabinets and/or fire extinguishers throughout the demised premises in accordance with the rules and requirements of governmental agencies having jurisdiction thereof.

EXHIBIT D-1

VIII.	TENANT SUPPLEMENTAL HVAC UNITS

A.  All tenant supplemental HVAC units are to be water cooled and tied into the Building condenser water riser system. Air-cooled supplemental HVAC units or portable type “spot cooler” units are not permitted. Refer to Diagram 1 (copy attached) for the Building’s standard installation requirements.

B.  Tenant, at Tenant’s cost and expense shall be responsible for the design, installation, operation, and maintenance of all supplemental HVAC units, pumps and all related equipment.

C.  All Tenant supplemental HVAC units are to be provided with condenser water pumps that are capable of operating independently of the Building’s condenser water pumps.

D.  All Tenant supplemental HVAC units are to be provided with three (3) way regulating valves that will allow for the continuous flow of condenser water when Tenant’s HVAC unit is not operating.

E.  All supplemental HVAC units and pumps are to be properly supported and installed with vibration isolation springs.

F.  All condenser water piping is to be Type “K” copper tubing and all joints are to be brazed. Brazing is to be performed after normal business hours.

G.  Dielectric fittings are required when two dissimilar metals are connected. In no event shall iron fittings, plugs, etc. be used with copper piping.

H.  All condenser water piping is to be pressure tested at 1½ times maximum operating pressure for a period of two (2) hours. All testing is to be witnessed and accepted by authorized Building personnel.

I.  All Tenant supplemental HVAC units, pumps and related equipment are to be located within Tenant’s demised premises only. No equipment will be permitted in any Building core or common area.

J.  Tenant’s supplemental HVAC system design shall provide one (1) set of 2” additional condenser water supply and return valves for future tie-in capability.

K.  All condensate piping is to be insulated.

L.  Tenant shall be responsible for the cost of condenser water make up, and chemical treatment of condenser water system if a drain down of the Buildings condenser water system is required by the Alteration.

M.  Tenant’s supplemental HVAC design shall include drip pans with leak detection devices tied to an audible alarm and monitored 24 hours a day, 7 days a week by the Tenant and the Tenant’s HVAC service contractor.

EXHIBIT D-1

N.  Tenant’s contractor shall perform a chemical cleaning of the supplemental HVAC condenser water piping in accordance with the following standard procedures of the Building:

1.	Contractor is to use its own circulating pump for each floor or loop that is to be cleaned.

2.
Fill system with “fresh city water”, and begin a flush on the system for 1 hour. Note: A drain valve in the loop, preferably at a low point in the system, will need to be opened to allow the water to flush to the drain.

3.
After this initial flush, close drain valve and add Nalco Product CL-658 - this should be added at a dosage rate of approximately 2 gallons for every 1,000 gallons of system volume. Turn on the circulating pump, and circulate the cleaning solution for 8 hours. Nalco can be reached at: (212) 768-3701.

4.
At the end of this period, shut off the circulating pump, and open the drain valve. Also, tie in the line for fresh water make-up and begin to flush the system, using city water to bleed system to the drain. Note: The initial water out of the drain line will be dirty and soapy. The flush-out must continue until 2 conditions are met:

a. The pH of the system drops to 8.5 or lower.

b. The water is clear, rust-free and contains no suspended material.

5.	Once the water quality is approved by personnel, valves can be opened to the main plant.

Coordinate all work with the Building Manager and the Building’s chemical cleaning representatives.

O.  Buildings 205 E 42nd St., 733 3rd Ave. and 4 Times Square, require Tenant’s HVAC system to be designed to operate with low temperature condenser water (free cooling). All condenser water piping is to be insulated.

EXHIBIT D-1

Diagram #1

SUPPLEMENTARY STEEL ANGLE OR CHANNEL SUPPORT WELDED TO BEAM FLANGE. ALL DAMAGED FIREPROOFING TO BE REPLACED SO AS NOT TO COMPROMISE BUILDING FIRE RATING. SIZE OF STEEL TO SUIT EQUIPMENT WEIGHT.
THREADED HANGER ROD SIZE TO SUIT EQUIPMENT WEIGHT
VIBRATION ISOLATION
FAN SECTION
F.C.
CONDENSATE DRAIN
CONDENSATE PUMP IF REQ'D
TRAP
AUTOMATIC LEAK DETECTOR
DRAIN PAN
COIL SECTION
CHANNEL SUPPORT
FLEXIBLE CONNECTION (TYP.)
AUTOMATIC AIR VENT
THERMOMETER (TYP.)
PRESSURE GAUGE W/GATE VALVE (TYP.)
COMBINATION BALANCING/ SHUTOFF FLOW STATION
3-WAY WATER REGULATING VALVE OPERATED BY REFRIGERANT HEAD PRESSURE
3/4"ø TO DRAIN
STRAINER W/BLOW-OFF VALVE
GATE VALVE
PLUG VALVE
CHECK VALVE
PUMP
ECCENTRIC REDUCER
UNION
W/BLOW-OFF VALVE STRAINER
SECURE TO BLDG.BEAM OR MISCELLANEOUS STEEL CHANNEL WELDED TO BEAM
VIBRATION ISOLATION MASON "DNHS"
PRESSURE GAUGE
SHUTOFF VALVE
2" CAPPED VALVED OUTLETS FOR FUTURE
ISOLATION VALVES
BUILDING CONDENSER WATER - VERIFY

SUPPLEMENTARY COOLING UNIT ARRANGEMENT

SCALE: NONE

EXHIBIT D-1

Schedule A

Indemnification and Hold Harmless Agreement

To the fullest extent permitted by law, _________________________ General Contractor / Construction Manager and every tier of Sub-Contractor collectively, (“Contractor”) shall indemnify and hold harmless The Durst Buildings Corporation, Royal Realty Corp., and all affiliated and subsidiary limited partnerships, limited liability companies, and other entities thereof as may now or may hereafter exist, including nominees or trusts, and the shareholders, partners, directors, officers, employees, and agents of any such corporation, person or entity (collectively, “The Durst Buildings Corporation, et al.”) from and against any and all loss or damage, claim, demand, suit or action (collectively, a “Claim”) or judgment for damages on account of or by reason of bodily injury, including death, damage to property, and from all costs and expenses incurred on account of any such Claim, including, without limitation, attorney’s fees and disbursements, caused by or directly or indirectly arising out of or claimed to have been caused by or to have directly or indirectly arisen out of, (i) any purchase order (as same may be modified), or (ii) any work done or performed by “Contractor” or (iii) “Contractor’s” failure to do or perform any work required to be done, or (iv) the negligence of “Contractor”, or any of its subcontractors, or any of “Contractor’s” or such subcontractor’s respective agents, servants or employees, or (v) “Contractor’s” failure to comply with any applicable law, rule, regulation or permit, and “Contractor” shall, at it’s own cost and expense, defend any such Claim which may be asserted or commenced against The Durst Buildings Corporation, et al., by reason thereof or in connection therewith, and “Contractor” shall pay and satisfy any and all judgments which may be recovered in any such Claim and defray or reimburse any and all expenses, including costs and reasonable attorney’s fees, which may be incurred in or by reason of such Claim, and shall keep the property of The Durst Buildings Corporation, et al., free and unencumbered of any charge or lien of any kind.

SIGN	TITLE

NAME	DATE

EXHIBIT E

LIST OF APPROVED CONTRACTORS

EXHIBIT E-1

BUILDING STANDARDS

Partitions

Partitions are to be constructed of 2 ½" metal studs extending from floor slab to underside of slab above with one (1) layer of 5/8" gypsum board on each side. Each layer of gypsum board is to extend to at least 6” above the hung ceiling. Partitions are to be provided with sound attenuation blanket.

Doors & Bucks

Interior bucks are to be welded 16 gauge steel with flat trim. Doors are to be 7’-10” x 3'-0", flush, fire rated, solid core, stain grade cherry veneer. Perimeter offices to be furnished with manufactured metal and glass partition and door system (ACME 150 series or equal).

Hardware

Doors are to be hung with 2 pair of ball bearing hinges and are to be fitted with door bumpers and Schlage D Series hardware with “Athens” design lever handles, dull chrome finish, latch or lock sets. All locksets are to be keyed to the Building Master keying system.

Acoustic Ceilings

24” x 24” x ¾” Armstrong Ultima #1912 with silhouette 9/16” bolt-slot ¼” reveal system throughout.

Floor Covering

Carpeting, manufactured by Karastan. Offices are to be “Plateau Series”, color to be selected by Tenant and general area “FiFi Series” color to be selected by Tenant. Vinyl Composition Tile (VCT) shall be provided in pantries and equipment rooms. A 4” vinyl base will be provided throughout the premises except as provided herein for the reception area.

Electric

Lighting: 2' x 4', indirect recessed fixtures, with 2 T-8 32 watt fluorescent lamps with microperforated mesh lamp shield electronic ballasts, manufactured by Lightolier or equal. Motion sensor type wall light switches, not less than one per room.

Power: 110-volt duplex electrical receptacles located in partitions or columns or in prefabricated knockouts in perimeter enclosure with not more than 8 outlets on each circuit.

EXHIBIT E-1

Telephone

Telephone and signal wiring (provided by Tenant) must be plenum rated and installed above the accessible ceilings. Provide conduit stub-ups from approved boxes in partitions to the ceiling. All wiring shall be neatly bundled and secured to building structure. No wiring shall be secured to ductwork.

Air Conditioning

The air conditioning system is a constant air volume system, which is designed to:

Maintain indoor drybulb temperature of 72°F, plus or minus 3°F, when the outdoor temperature is between 15°F and 65°F, during the heating season.

Maintain indoor drybulb temperature of 75°F, plus or minus 3°F, and approximately 50% relative humidity when outside conditions are not more than 89°F drybulb and 75°F wetbulb, during the cooling season.

The above noted performance standards are based upon the following conditions of internal heat and moisture gain:

a)	one person per 100 usable square feet

b)	a maximum of 3.5 watts per usable square foot for lighting and power combined.

c)	the use of internal shading devices (venetian blinds)

Landlord shall not be required to meet the above standards if directed otherwise at anytime by any governmental authority having jurisdiction.

Venetian Blinds

All windows shall have 1” wide tapeless venetian blinds, Levolor “Riviera” style in the Building Standard color. Blinds shall be installed in the existing window blind pockets.

Painting

All surfaces normally painted shall be painted in colors selected by Tenant. No more than one color per room.

Sprinklers

Sprinkler heads shall be the concealed type installed in accordance with the codes, rules and regulations established by the governmental authorities having jurisdiction. All sprinkler piping shall be concealed above the acoustic ceiling.

EXHIBIT E-1

Wall Covering

Wolf Gordon Legacy Type II vinyl wall covering or equal (installed in reception area only).

Wood Base

Prefinished 4” cherry wood base (installed in reception area only).

EXHIBIT F

LETTER OF CREDIT

BENEFICIARY:	DOLP 675 PROPERTIES II LLC
1155 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036

IRREVOCABLE STANDBY LETTER OF CREDIT _________, 200_

Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit Number ________ in favor of DOLP 675 PROPERTIES II LLC, its successors and assigns (“Landlord”), as Landlord by order and for account of __________________________ (“Tenant”) for a sum or sums not exceeding in all ________________ 00/100 U.S. Dollars (USD __________) available by your sight draft(s) drawn on us accompanied by:

Your statement, purportedly signed by an authorized representative of Landlord, stating that the Tenant is in default of the terms of the Lease dated _______ __, 20__, between Landlord and Tenant, as the same may be amended or assigned (the “Lease”);

or, in the alternative,

Your statement, purportedly signed by an authorized representative of Landlord, stating that a Bankruptcy Event has occurred under the Lease;

or, in the alternative,

Your statement, purportedly signed by an authorized representative of Landlord, stating that the Tenant under the Lease has not renewed or replaced this Letter of Credit at least forty five (45) days prior to its stated expiration date;

or, in the alternative,

Your statement, purportedly signed by an authorized representative of Landlord, stating that Landlord and Tenant have agreed to voluntarily terminate the Lease;

or, in the alternative,

Your statement, purportedly signed by an authorized representative of Landlord, stating that Tenant owes late charges or fees or interest on late payments to Landlord pursuant to the Lease.

Partial Drawing(s) permitted.

This Letter of Credit is transferrable.

The term “Beneficiary” includes any successor by operation of law of the named beneficiary, including without limitation, any liquidator, rehabilitator, receiver, or conservator.

Drafts drawn hereunder must be marked “DRAWN UNDER [__________________ BANK] CREDIT NO. ______________ DATED __________, 20__.”

EXHIBIT F

The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each unless we send written notice to you by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of this Letter of Credit, that we elect not to have this Letter of Credit renewed.

In any event, this Letter of Credit will not be extended beyond its final Expiry date of [90 days after the Expiration Date of Lease].

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any documents or instrument.

We engage with you that your draft(s) drawn hereunder and in compliance with the terms of this credit will be duly honored by us on delivery of documents as specified, if presented at _____________________________ New York, New York _____, on or before ______________________.

Except as otherwise expressly stated herein, this credit is subject to the uniform customs and practice for documentary credits, 1993 revision, ICC Publication No. 500.

Very truly yours,

Authorized Signature

EXHIBIT G

SAMPLE INSURANCE CERTIFICATE

(Immediately Following)

EXHIBIT H

CERTIFICATE HOLDER for 675 Third Avenue

(a/k/a 201 East 42nd St.)

Royal Realty Corp., Agent
c/o The Durst Organization Inc.
Attn: Louise B. Baccari, Esq.
1155 Avenue of the Americas
New York, NY 10036-2711

ADDITIONAL INSUREDS for 675 Third Avenue

(a/k/a 201 East 42nd St.)

DOLP 675 Properties É² LLC, Owner, and
Royal Realty Corp., Agent
c/o The Durst Organization Inc.
1155 Avenue of the Americas
New York, NY 10036-2711
and
Wachovia Bank, National Association,
as Master Servicer on behalf of,
LaSalle Bank National Association, as Trustee for the
benefit of the Certificate Holders of,
Commercial Mortgage Pass-Through Certificates
P.O. Box 563956
Charlotte, NC 28256-3956

EXHIBIT I

FORM AGREEMENT RE: LICENSING OF SPACE

DOLP 675 PROPERTIES II LLC
1155 Avenue of the Americas
New York, New York 10036

______________, 20__

BY HAND DELIVERY

Lev Pharmaceuticals, Inc.
____________________
____________________

Re: Lease dated ________ ___, 200_, (the “Lease”), between DOLP 675 Properties II LLC, as Landlord, and Lev Pharmaceuticals, Inc., as Tenant
Demised Premises: Room 2200-15
Building: 675 Third Avenue, New York, New York

Gentlemen:

Reference is hereby made to the Lease and your letter dated _________, 20__.

In connection therewith, please be advised that the temporary occupancy of a portion of the Demised Premises (the “Floor Space”) as described in your letter, and the use of desk space therein, by _______________________ (“______________”), subject to and expressly conditioned upon the following terms:

1. Tenant represents and warrants that ______________’s temporary occupancy of, and use of desk space in, the Floor Space is subject to all of the terms, covenants, conditions and provisions of the Lease, including but not limited to the conditions listed in Sections 8.1(C)(2), 8.1(C)(3), 8.1(C)(6) and/or 8.8;

2. Landlord shall not be responsible for, nor shall Landlord bear, any liability, cost or expense incurred by or on behalf of Tenant or _________________ in connection with, arising out of or resulting from _________________’s move into, occupancy of, and/or move out of the Floor Space, or the preparation thereof for _____________’s occupancy and use, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability, cost or expense of any nature whatsoever relating to such moves and/or occupancy;

3. Tenant further agrees to bear responsibility for the cost of any miscellaneous “charges to Tenant” for Building service calls which may be incurred by or on behalf of ________________ in the Floor Space; and

4. No such occupancy shall constitute or be deemed to create a landlord/tenant relationship between Landlord and ______________________.

Would you kindly evidence _________________’s agreement to the foregoing terms and conditions by signing one copy of this letter where indicated below and returning the same to the undersigned..

Very truly yours,

DOLP 675 PROPERTIES II LLC, a Delaware limited liability company

By:	DOLP 675 Properties LLC, a New York limited liability company, its Sole Member

By:	The Durst Organization L.P., a Delaware limited partnership, its Sole Member

By:	The Durst Group LLC, a New York limited liability company, its General Partner

By:	The Durst Organization Inc., a New York corporation, its Manager

By:________________________ Douglas Durst, President

By:	The Durst Properties Trust Inc., a Maryland corporation, its General Partner

By:____________________________ Douglas Durst, President

THE FOREGOING TERMS AND CONDITIONS ARE AGREED AND CONSENTED TO:

LEV PHARMACEUTICALS, INC.

By:____________________________

_______________________________

By:_____________________________